Exhibit 10.12

*CONFIDENTIAL TREATMENT REQUESTED.

CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY

WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUBLEASE

THIS SUBLEASE is made as of this 21st day of November 2005, by and between GLOBAL CROSSING Telecommunications, INC., a Michigan corporation with offices at 1080 Pittsford Victor Road, Pittsford, New York 14534 (“Sublessor”) and Switch & Data/NY Facilities Company LLC, a Delaware limited liability company with offices at 1715 N. Westshore Blvd., Suite 650, Tampa, Florida 33607 (“Sublessee”).

WHEREAS, Sublessor is the Tenant of a building located at 111 Eighth Ave, New York, NY, (the “Building”) under that certain Lease dated, October 8, 2003, (the “Lease”) (a copy of the Lease is annexed hereto as Exhibit “A” and made a part hereof) (All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.).

WHEREAS, Sublessor and Sublessee desire to enter into this Sublease for the subletting of that certain portion of the Building on the second (2nd) floor as shown on Exhibit “B”.

NOW, THEREFORE, in consideration of the premises and the terms and conditions contained herein, Sublessor and Sublessee do hereby agree as follows:

1. PREMISES

Sublessor hereby sublets and Sublessee hereby takes from Sublessor 9,035 rentable square feet (“RSF”) which includes a factor of .6023 to convert USF to RSF, including rooms 114 (3,440 USF), an engineering room (241 USF) and a camera monitoring room (73 USF) along with 50 % of the shared conference room, break room, power room and common administrative area (1/2 of 3,389 USF) (the “Premises”) as set forth collectively on Exhibit B. The execution of this sublease by Sublessor is conclusive evidence that Sublessee takes the Premises “as is”.

2. RENT AND SECURITY DEPOSIT

Sublessee shall pay Sublessor Annualized Net Rent on the 1st of the month throughout the entire term without demand as set forth in this Section.

Should this Sublease commence on a date other than the first of the month, Rent payments will be prorated on a daily basis for the partial first and last month of this Sublease.

Sublessee shall provide Sublessor with a payment of three months rent upon Sublease execution to be held as a Security Deposit ($[*]). Such Security Deposit shall, in the case of early termination of this Sublease, be non-refundable. If an Event of Default shall occur under this Sublease, Sublessor may use, apply or retain all or any part of the Security Deposit for the payment of any Fixed or Additional Rent or any other sum in default or for the

*	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

payment of any other amount which Sublessor may spend or become obligated to spend by reason of such Event of Default, or to compensate Sublessor for any other loss, cost or damage which Sublessor may suffer by reason of such Event of Default. If Sublessor applies or retains any part of the cash security or proceeds of the Letter of Credit, as the case may be, Tenant shall, within five (5) Business Days after written demand, deposit with Sublessor the amount so applied or retained so that Sublessor shall have the full Security Deposit required.

Annualized Net Rent schedule shall be:

Annual Net Rent/ SF
Commencement – [*]	$[*]
[*] – [*]	$[*]
[*] – [*]	$[*]

Annualized Net Rent payments to start Four (4) months after execution and delivery of this sublease and receipt of master landlord consent.

3.

4. EXPENSES

Sublessee will be responsible for its pro-rata share of wage and tax increases over the base year of the lease. “Base Labor Year” shall mean the calendar year 1999. The base year for taxes is the sum of (i) one-half (1/2) of the taxes payable for the Tax Year commencing on July 1, 1998 and ending June 30, 1999, plus (ii) one-half (1/2) of the taxes payable for the Tax Year commencing on July 1, 1999 and ending June 30, 2000. Sublessee will also be responsible for their proportionate share of emergency power allocated to the Sublessor. Sublessee will be allocated 1000 kW of power, the use of which may not be exceeded. Sublessor, at Sublessee’s expense, shall install electric submeters and Sublessee shall pay for such directly billed electricity utilized in the Premises commencing on the Sublease Commencement Date. The Sublessee shall also pay for electricity utilized by equipment located in common areas that are specifically used by Sublessee. By example, this would include the UPS units in the power room and HVAC condensing units in the common HVAC corridor. In addition, the Sublessee shall pay their proportionate share of electric used in common areas, and for electric use that is not directly submetered. Sublessee and Sublessor will mutually agree upon the method of calculating the additional use of electric energy.

5. TENANT IMPROVEMENTS

All tenant improvements must be approved, in writing, by Sublessor. All modifications to electrical, mechanical and structural facilities must be designed by licensed engineers and submitted for approval to Sublessor with a complete set of design documents. Sublessee, at Sublessee’s cost, shall be entitled to make the following minor modifications to the space (subject to any applicable codes/permits and within the modification rights of Sublandlord in the Master Lease including Article 3):

*	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1)	Install their own access control system on the subleased rooms as well as the main entrance. Subtenant’s access control system shall not bar access by Sublessor’s personnel to the central administrative space and corridor’s leading to Sublessor’s space. In addition, in case of emergency, the Master Landlord must be allowed access.

2)	Install security cameras in their space and the common shared areas

3)	Signage within the bounds set by the Master Lease.

4)	Install a DC plant within the Sublessee’s space as required (subject to any applicable codes/permits and within the modification rights of Sublandlord in the Master Lease including Article 3). Sublessee shall have the right to utilize one 200 amp fused switch in the Power Room from Panel DSB#3. Sublessor reserves the right to provide this power from a different location. Should Sublessor need to move the source of the feed, Sublessor will provide 180 days notice prior to implementing the move.

All installations and/or alterations may only made in accordance with the Master Lease and they are specifically subject to Landlord’s approval.

6. SECURITY

Subtenant shall be responsible for their individual security for their Premises, but shall be able to utilize the Sublessor’s existing access control system as appropriate and mutually acceptable to Sublandlord and Subtenant

7. MAINTENANCE OF EQUIPMENT

Sublessee shall have the right to utilize the three UPS units located in the Power Room, one - 200 Amp breaker from DSB#3 in the power room, PDUs #s land 5 located in Room 114, and HVAC units #s 1,2,3, and 4 located in Room 114. Sublessee will not have access to the Power Room unless escorted by the Sublessor’s personnel or in the event of an emergency. Sublessee is responsible for the maintenance of the HVAC and UPS units used by Sublessee. Maintenance records will be forwarded to Sublessor on an annual basis. Sublessee shall pay their proportional share of any maintenance within the common areas as well as the maintenance of the Fire Safety Systems. All power work that could cause a service interruption to Sublessor must be approved in writing by the Sublessor and must be scheduled and performed at a time that has been approved in writing by Sublessor.

8. LATE CHARGES

Sublessee hereby acknowledges that late payment by Sublessee of Rent will cause Sublessor to incur costs not contemplated by the Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges, which may be imposed upon Sublessor by any Lender. Accordingly, if any Rent, under the terms of this Sublease, is not received by Sublessor within five (5) days after such amount shall be due, then, without any requirement for notice to Sublessee, Sublessee shall pay to Sublessor, a one-time late charge equal to ten percent (10%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of such late payment. Acceptance of such late charge by Sublessor shall in no event constitute a waiver of Sublessee Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Sublease to the contrary, Base Rent shall, at Sublessor’s option, become due and payable quarterly in advance.

9. TERM

The term of this Sublease shall commence upon receipt of the Master Landlord’s consent (known as the “Commencement Date”), and shall run through [*]. This sublease is one month shorter than the Master Lease. Possession of the Premises will be delivered to Sublessee on the Commencement Date.

10. PARKING

No parking is provided as part of this Sublease

11. OPTION TO TAKE ADDITIONAL SPACE

Sublessee shall have the option to take additional space identified as an area within Room 116 (7,357 RSF) and Room 112 (6,573 RSF) as shown in Exhibit B (“Expansion Space”) under the same terms and conditions as the existing space under this Agreement for as long as such Expansion Space has not been sub-leased to a third party during the Term of this Sub-Lease.

If Sublessor makes Room 116 and/or Room 112 available for sublease, Sublessor shall provide at least thirty (30) days prior written notice to Sublessee of any intent to lease Room 116 and /or Room 112 to a bona fide third party and if Sublessee does not exercise its Option to take Room 116 and/or Room 112 by the end of the thirty (30) days, Sublessor may sublease to a third party.

12. ACCESS and SERVICES

Sublessee shall have access to the Premises twenty-four (24) hours per day, seven (7) days a week.

The hours of operation for the standard heating, ventilation and cooling systems shall be 8:00 am to 6:00 pm, Monday through Friday within the administrative areas. Any after-hours building HVAC needed by the Sublessee shall be paid by Sublessee at building invoiced cost.

Sublessor may have reasonable access to mechanical corridor via the ramp off of RM 114.

13. APPLIED SERVICES AND CONDUIT USAGE

Sublessor grants to Sublessee the right to use up to, if available, two (2) separate - one inch (1”) inter-ducts within the existing 4-inch conduit between Suite 734 and the Sublessor’s NTN Room at no additional charge for the Term of the Sublease, subject to Landlord approval, if any. Any expenses related to the installation and use of ducts and conduits will be born by the Sublessee. If capacity is not available within Sublessor’s existing conduit, as solely

*	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

determined by Sublessor, and Sublessee wishes to install a new conduit, subject to Landlord’s approval, Sublessee may do so, at its sole cost and expense. If Sublessee takes additional space as described in Section 11, Sublessor will credit Sublessee’s rent for one half of the cost of the installation of an additional conduit not to exceed an amount equal to two months rent of the additional space.

14. SURRENDER OF PREMISE

Upon the expiration or earlier termination of the Term of this Sublease, Sublessee shall peaceably quit and surrender to Sublessor the Premise in neat and broom clean condition and in good order, condition and repair, together with all alterations, additions and Improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Sublease, excepting only ordinary wear and tear. Any alterations, additions and improvements made by Sublessee on the Premise, except Sublessee’s movable Property, shall at once when made become property of the Master Landlord and remain upon and be surrendered with the Premise at the expiration of the Term, unless Master Landlord requires it be removed at the expiration of the Term in which case the improvements will be removed at the sole cost of the Sublessee. The Sublessee is also responsible for removing, at the request of the Landlord and at Sublessee’s expense, any and all of sublessee’s improvements and equipment within the premises at the termination of the lease. This includes any equipment or improvements specifically installed by the Sublessee within the common areas. Sublessee shall remove all Sublessee’s movable Property and shall repair any damages to the Premises or the Building caused by such removal. Any Sublessee movable Property which shall remain in the Premise or the Building after the expiration or termination of the Term of this Sublease shall be deemed abandoned and may be removed and disposed of in such a manner as the Sublessor or Master Landlord may see fit, at Sublessee’s sole cost and expense.

15. MASTER LEASE

Except as specifically set forth herein, this Sub-Lease shall be subject to all terms and conditions of the Master Lease dated, October 8, 2003. Sublessee acknowledges that it has reviewed the Master Lease and agrees that this Sublease is subject to all terms and conditions contained therein. In the case of a conflict between this Sublease and the Master Lease, the Master Lease shall control.

16. USE

Sublessee shall use the Premises for the installation, operation and maintenance of switching and transmission equipment and facilities in connection with Sublessee’s telecommunications business and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the premises in any manner not permitted hereunder, or which would materially and adversely affect (a) the functioning of the Building Systems, (b) the use and occupancy of any part of the Building by any other tenant or other occupant, or (c) the appearance of the Building.

17. LEGAL REQUIREMENTS

Section 17.1 Sublessee, at its expense, shall comply with all Legal Requirements applicable to the Premises or the use and occupancy thereof by Sublessee, and make all repairs or Alterations required thereby, whether structural or nonstructural, ordinary or extraordinary, unless otherwise expressly provided herein; provided, however, that Sublessee shall not be obligated to comply with any Legal Requirement requiring any structural alteration to the Premises unless the application of such Legal Requirement arises from (i) Sublessee’s manner of use or occupancy of the Premises (as distinguished from the use or occupancy of the Premises for office purposes generally), (ii) any cause or condition created by or on behalf of Sublessee or any Sublessee Party (including any Alterations), (iii) the breach of any of Sublessee’s obligations under this Lease, or (iv) any Hazardous Materials having been brought into the Building by Sublessee or any Sublessee Party. Sublessee shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with Sublessor’s insurance policies, and shall not do or permit anything to be done in or upon the Premises, or use the Premises in a manner, or bring or keep anything therein, which shall increase the rates for casualty or liability insurance applicable to the Building. If, as a result of any act or omission by Sublessee or by reason of Sublessee’s failure to comply with the provisions of this Article, the insurance rates for the Building shall be increased, then Sublessee shall desist from doing or permitting to be done any such act or thing and shall reimburse Sublessor, as Additional Rent hereunder, for that part of all insurance premiums thereafter paid by Sublessor which shall have been charged because of such act, omission or failure by Sublessee, and shall make such reimbursement upon demand by Sublessor.

Section 17.2 Sublessee, at its expense, shall comply with all Environmental Laws and with any directive of any Governmental Authority which shall impose any violation, order or duty upon Sublessor or Sublessee under any Environmental Laws with respect to the Premises or the use or occupation thereof. Sublessee’s obligations hereunder with respect to Hazardous Materials shall extend only to those matters directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises or in the Building which is caused or permitted by Sublessee, and (b) any Environmental Claim (defined below) relating in anyway to Sublessee’s operation or use of the Premises or the Building.

Section 17.3 Sublessee shall provide Sublessor with copies of all communications and related materials regarding the Premises which Sublessee shall receive from or send to (a) any Governmental Authority relating in any way to any Environmental Laws, or (b) any Person with respect to any claim based upon any Environmental Laws or relating in any way to Hazardous Materials (any such claim, an “Environmental Claim”). Sublessor or its agents may perform an environmental inspection of the Premises at any time during the Term, upon prior notice to Sublessee except in an emergency.

18. NOTICE

All notices required to be given under this Sublease shall be sent to the parties at the following addresses:

if to Sublessor:

Global Crossing Real Estate Services

1080 Pittsford Victor Road

Pittsford, NY 14534

Attention: Lease Administrator (585) 255-1274

if to Sublessee:

Switch & Data/NY Facilities Company LLC

1715 N. Westshore Blvd., Suite 650

Tampa, FL 33607 Attention: Legal Department

19. INDEMNITY

Sublessee shall indemnify, defend and hold Sublessor and the Master Landlord harmless from any and all claims arising from Sublessee’s, their agents, contractors, and employee’s use of the Premises and will comply with all Indemnification provisions of the Master Lease.

Sublessor covenants and agrees that (a) Sublessor shall not willfully suffer or permit any uncured defaults under the Master Lease that would cause the Master Lease to be canceled, terminated or forfeited, and (b) Sublessor will indemnify and hold harmless Sublessee from and against any and all claims, liabilities, losses and damages of any kind that Sublessee may incur to the extent they are by reason or, resulting from or arising out of Sublessor’s willful misconduct or gross negligence in complying with this sublease.

20. QUIET ENJOYMENT

Sublessee shall have the right to quietly enjoy the Premises subject to the Master lease and any other interest to which the Master Lease is subject.

21. INSURANCE

Sublessee shall comply with the provisions set forth in Article 17 of the Lease and name both Landlord and Sublessor as additional insured.

IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be signed by their authorized officers as of the date first above written.

GLOBAL CROSSING TELECOMMUNICATIONS, INC., a Michigan corporation (Sublessor)

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	VP

Switch & Data/NY Facilities Company LLC, a Delaware limited liability company (Sublessee)

By:	/s/ George Pollock, Jr.
Name:	George Pollock, Jr.
Title:	Authorized Representative

Exhibit A

Exhibit A is the Master Lease dated October 8, 2003 and is attached as a separate document.

*CONFIDENTIAL TREATMENT REQUESTED.

CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY

WITH THE SECURITIES AND EXCHANGE COMMISSION.

AGREEMENT OF LEASE

111 CHELSEA LLC

LANDLORD

AND

GLOBAL CROSSING TELECOMMUNICATIONS, INC.

TENANT

Premises:	Portion of the Second (2nd) Floor
111 Eighth Avenue
New York, New York 10011

Dated:	October 8, 2003

Exhibit A:	Floor Plan of the Premises
Exhibit B:	Rules and Regulations
Exhibit C:	Form of Guaranty
Exhibit D:	Intentionally Omitted
Exhibit E:	Floor Plan of the Ramp Space
Exhibit F:	Form of Letter of Credit

AGREEMENT OF LEASE, dated as of October 8, 2003, between 111 CHELSEA LLC (successor-in-interest to 111 Eighth Avenue LLC), a Delaware limited liability company with an address c/o Taconic Investment Partners LLC, 111 Eighth Avenue, New York, New York 10011 (“Landlord”), and GLOBAL CROSSING TELECOMMUNICATIONS, INC., a Michigan corporation with an address at 1080 Pittsford-Victor Road, Pittsford, New York 14534 (“Tenant”).

WlTNESSETH:

The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.

DEFINITIONS

“Additional Rent” means Tenant’s Tax Payment, Tenant’s Labor Rate Payment, and any and all other sums, other than Fixed Rent, payable by Tenant to Landlord under this Lease.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Alterations” means alterations, installations, improvements, additions or other physical changes (other than decorations, movable fixtures and equipment) in or about the Premises or elsewhere in the Building.

“Base Rate” means the annual rate of interest publicly announced from time to time by Citibank, N.A., New York, New York (or any successor thereto) as its “base rate”, or such other term as may be used by Citibank, N.A. from time to time for the rate presently referred to as its base rate.

“Building” means all the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land and any and all alterations, renewals, replacements, additions and substitutions thereto, presently known by the address of 111 Eighth Avenue, New York, New York.

“Building Systems” means the mechanical, electrical, heating, ventilating, air conditioning, elevator, plumbing, sanitary, life-safety and other service systems of the Building, but shall not include the portions of such systems installed in the Premises or elsewhere in the Building by Tenant.

“Business Days” means all days, excluding Saturdays, Sundays, and all days observed by either the State of New York, the Federal Government or by the labor unions servicing the Building as legal holidays.

“Commencement Date” means the date on which all of the Delivery Conditions are satisfied.

“Control” means: (i) the ownership, directly or indirectly, of more than fifty per cent (50%) of the voting stock of a corporation, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person.

“Default Rate” means a rate at all times four (4) percentage points above the Base Rate.

“Delivery Conditions” means each of the following:

Tenant shall have deposited the Security Deposit with Landlord in accordance with the provisions of Section 30.1;

Landlord and Cable & Wireless Internet Services, Inc. (“Prior Tenant”), shall have fully executed and delivered a Lease Termination Agreement, in form and substance satisfactory to Landlord in its sole and absolute discretion, whereby the existing lease covering the Premises shall be duly terminated, and all conditions to the effectiveness thereof shall have been satisfied; and

Tenant shall have obtained all necessary consents, approvals and authorizations, if any, to the execution and delivery of this Lease and to the transactions contemplated hereby, of each of (i) the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in the consolidated cases entitled Global Crossing Ltd, et al., Case No. 02-40188 (REG) et seq. (collectively, the “Bankruptcy Case”), and (ii) Singapore Technologies Telemedia PTE Ltd. (“STT”), a party to the Purchase Agreement, dated as of August 9, 2002, among STT, Guarantor and Global Crossing Ltd., among others, and no consents or approvals of any other parties shall be necessary in connection therewith.

“Effective Date” means the date that a Plan of Reorganization pursuant to the Bankruptcy Case has been confirmed by the Bankruptcy Court and has become effective.

“Environmental Laws” means any Legal Requirements now or hereafter in effect relating to the environment, health, safety or Hazardous Materials.

“Expiration Date” means [*].

“Governmental Authority” means any of the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof or the curbs, sidewalks, and areas adjacent thereto.

*	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Guarantor” means (i) if prior to the Effective Date, Global Crossing Holdings Ltd., a Bermuda company, and (ii) from and after the Effective Date, the entity that is the successor to all of the assets and business of Global Crossing Holdings Ltd. (“Successor”), and any other Person who or which shall from time to time guaranty to Landlord the payment and performance of all or any portion of the obligations of Tenant under this Lease, as provided in Article 29.

“Guaranty” means the Agreement and Guaranty, dated as of the date hereof, made by Guarantor to Landlord, in the form attached to this Lease as Exhibit C, and any amendment, modification, restatement, confirmation or extension thereof, and any other agreement pursuant to which any Guarantor shall from time to time guaranty to Landlord the payment and performance of all or any portion of the obligations of Tenant under this Lease.

“Hazardous Materials” means any substances, materials or wastes regulated by any Governmental Authority or deemed or defined as a “hazardous substance”, “hazardous material”, “toxic substance”, “toxic pollutant”, “contaminant”, “pollutant”, “solid waste”, “hazardous waste” or words of similar import under applicable Legal Requirements, including oil and petroleum products, natural or synthetic gas, polychlorinated biphenyls, asbestos in any form, mold, urea formaldehyde, radon gas, or the emission of non-ionizing radiation, microwave radiation or electromagnetic fields at levels in excess of those (if any) specified by any Governmental Authority or which may cause a health hazard or danger to property, or the emission of any form of ionizing radiation.

“Initial Alterations” are defined in Section 4.3.

“Legal Requirements” means all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes, executive orders, rules of common law, and any judicial interpretations thereof, extraordinary as well as ordinary, of all Governmental Authorities, including the Americans with Disabilities Act (42 U.S.C. §12,101 et seq.), New York City Local Law 58 of 1987, and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to environmental matters, Hazardous Materials, public health and safety matters, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street or sidewalk comprising a part of or in front thereof or any vault in or under the same.

“Mortgage” means any mortgage or trust indenture which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder; “Mortgagee” means any mortgagee, trustee or other holder of a Mortgage.

“Permitted Use” means the use of the Premises by Tenant as executive and general offices, including the installation, operation and maintenance of switching and transmission equipment and facilities in connection with Tenant’s telecommunications business, and for no other purpose.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, unincorporated association, business trust, tenancy-in-common or other entity, or any Governmental Authority.

“Premises” means a portion of the second (2nd) floor of the Building, as shown on the floor plan attached to this Lease as Exhibit A.

“Premises Area” means the Rentable Square Foot area of the Premises, consisting of a total of 50,028 Rentable Square Feet, as such Premises Area may be increased or decreased from time to time pursuant to this Lease.

“Real Property” means the Building, together with the plot of land upon which it stands.

“Rentable Square Feet” means the deemed rentable area of the Building or any portion thereof, computed on the basis of the current standard employed by Landlord on the date hereof with respect to the calculation of the deemed Rentable Square Foot area of the Building; provided, however, that in no event shall such deemed Rentable Square Footage constitute or imply any representation or warranty by Landlord as to the actual size of any floor or other portion of the Building, including the Premises.

“Rules and Regulations” means the rules and regulations attached as Exhibit B to this Lease, and such other and further rules and regulations as Landlord may from time to time adopt.

“Security Deposit” means the sum of [*] and [*]/100 Dollars ($[*]), to be deposited by Tenant with Landlord as provided in Article 30.

“Substantial Completion” means, as to any construction performed by any party in the Premises, including any Alterations, that such work has been completed substantially in accordance with (i) the provisions of this Lease applicable thereto, (ii) the plans and specifications for such work, and (iii) all applicable Legal Requirements and Insurance Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not materially interfere with Tenant’s use of the Premises, or which, in accordance with good construction practice, should be completed after the completion of other work to be performed in the Premises.

“Superior Lease(s)” means any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments and modifications thereof; “Lessor” means a lessor under a Superior Lease.

“Tenant’s Alterations” means all Alterations, including the Initial Alterations, in and to the Premises or elsewhere in the Building that may be made by or on behalf of Tenant prior to and during the Term, or any renewal thereof.

*	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Tenant Party” means any of Tenant, any Affiliate of Tenant, any subtenant or any other occupant of the Premises, or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, invitees, servants, agents or representatives.

“Tenant’s Property” means Tenant’s movable fixtures and movable partitions, telephone and other communications equipment, computer systems, furniture, trade fixtures, furnishings and other items of personal property which are removable without material damage to the Premises or Building.

“Term” means the term of this Lease, which shall commence on the Commencement Date and shall expire on the Expiration Date.

ARTICLE 1. DEMISE, PREMISES, TERM, RENT

Section 1.1 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises, for the Term to commence on the Commencement Date and to end on the Expiration Date, at an annual rent (“Fixed Rent”) as follows:

(a) [*] and [*]/100 Dollars ($[*]) per annum ($[*] per month) for the period commencing on the Commencement Date and ending on [*];

(b) [*] and [*]/100 Dollars ($[*]) per annum ($[*] per month) for the period commencing on [*] and ending on [*];

(c) [*] and [*]/100 Dollars ($1,851,036.00) per annum ($[*] per month) for the period commencing on [*] and ending on [*];

(d) [*] and [*]/100 Dollars ($[*]) per annum ($[*] per month) for the period commencing on [*] and ending on [*]; and

(e) [*] and [*]/100 Dollars ($[*]) per annum ($[*] per month) for the period commencing on [*] and ending on the Expiration Date;

which Tenant agrees to pay to Landlord, without notice or demand, in lawful money of the United States, in monthly installments in advance on the first (1st) day of each calendar month during the Term, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever. Fixed Rent and Additional Rent shall be payable by check drawn upon a bank which is a member of the New York Clearinghouse Association or by wire transfer of immediately available funds.

Section 1.2 Notwithstanding anything to the contrary contained herein, upon execution and delivery of this Lease, Tenant shall pay to Landlord the sum of [*] and [*]/100 Dollars ($[*]) representing a portion of the installment of Fixed Rent for the first (1st) full calendar month of the Term after the Commencement Date.

*	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 1.3 Tenant represents and warrants to Landlord that (i) this Lease constitutes a transaction entered into in the ordinary course of Tenant’s business, and (ii) the creditors’ committee in the Bankruptcy Case has been given the opportunity to review this Lease prior to the execution hereof by Tenant. In reliance on the foregoing representation, Landlord has agreed to waive any requirement that Tenant obtain the approval of the Bankruptcy Court and/or of any creditors’ committee or any other parties to the Bankruptcy Case other than STT.

ARTICLE 2. USE AND OCCUPANCY

Section 2.1 Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in any manner not permitted hereunder, or which would materially and adversely affect (a) the functioning of the Building Systems, (b) the use and occupancy of any part of the Building by any other tenant or other occupant, or (c) the appearance of the Building.

Section 2.2 Tenant shall not use or permit the Premises or any part thereof to be used: (a) for the business of printing or other manufacturing of any kind, (b) as a retail branch of a bank or savings and loan association, or as a retail loan company, as a retail stock broker’s or dealer’s office, (c) for the storage of merchandise, (d) for the distribution, by mail-order or otherwise, of merchandise, (e) as a restaurant or bar or for the sale of food or beverages, (f) as a news or cigar stand, (g) as an employment agency, labor union office, school, physician’s or dentist’s office, dance or music studio, (h) as a barber shop or beauty salon, (i) for the sale, at retail or otherwise, of any goods or products, (j) by the United States Government, the City or State of New York, any Governmental Authority, any foreign government, the United Nations or any agency or department of any of the foregoing or any Person having sovereign or diplomatic immunity, (k) for the rendition of medical, dental or other therapeutic or diagnostic services, or (1) for the conduct of an auction.

Section 2.3 (a) Landlord shall not be subject to any liability for failure to give possession of the Premises on the Commencement Date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Lease, except that Fixed Rent and Additional Rent shall be abated until possession of the Premises shall be delivered to Tenant. The foregoing shall constitute an express negation of Section 223-a of the New York Real Property Law or any successor law or ordinance, which shall be inapplicable hereto, and Tenant hereby waives any right to rescind this Lease which Tenant might otherwise have thereunder.

(b) Notwithstanding the foregoing, if the Commencement Date shall not occur on or before September 1, 2004, other than as a result of Unavoidable Delays (provided that for purposes of this Section 2.3(b), Unavoidable Delays shall not include the holding over of any tenant or other occupant of the Premises), then, provided that Tenant shall have duly satisfied the Delivery Conditions described in clauses (i) and (iii) of the definition of the Delivery Conditions, and as Tenant’s sole and exclusive remedy for such delay in the Commencement Date, Tenant shall have the right to terminate this Lease, by notice to Landlord given no earlier than September 1, 2004 and no later than September 30, 2004, such termination to be effective on the date that is thirty (30) days after the date such notice is given, and thereupon neither party shall have any liability to the other hereunder, except that Landlord shall return all prepaid Fixed Rent,

Additional Rent, if any, and the Security Deposit deposited by Tenant hereunder; provided, however, that if the Commencement Date shall occur at any time within thirty (30) days following Landlord’s receipt of Tenant’s termination notice, such termination shall be void and of no force and effect, and Tenant shall have no further right to terminate this Lease pursuant to this Section 2.3.

Article 3. Alterations

Section 3.1 Tenant shall not make any Alterations without Landlord’s prior written consent in each instance, provided that Tenant’s changing of wall coverings, carpeting or paint shall not be deemed to be Alterations requiring such consent. Landlord’s consent shall be granted or denied in Landlord’s sole discretion; provided, however, that Landlord shall not unreasonably withhold its consent to Alterations proposed to be made by Tenant to adapt the Premises for the Permitted Use provided that such Alterations (a) are non-structural and do not affect the Building Systems or services, (b) are performed only by contractors approved in writing by Landlord, (c) do not affect any part of the Building other than the Premises, (d) do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, and (e) do not reduce the value or utility of the Building.

Section 3.2 (a) Prior to making any Alterations, Tenant shall (i) submit to Landlord, for Landlord’s written approval, detailed plans and specifications therefor in form satisfactory to Landlord, (ii) if such Alterations require a filing with Governmental Authority or require the consent of such authority, then such plans and specifications shall (A) be prepared and certified by a registered architect or licensed engineer, and (B) comply with all Legal Requirements to the extent necessary for such governmental filing or consent, (iii) at its expense, obtain all required permits, approvals and certificates, (iv) furnish to Landlord duplicate original policies or certificates of worker’s compensation (covering all persons to be employed by Tenant, and all contractors and subcontractors supplying materials or performing work in connection with such Alterations) and comprehensive public liability (including property damage coverage) insurance and Builder’s Risk coverage (issued on a completed value basis) all in such form, with such companies, for such periods and in such amounts as Landlord may require, naming Landlord and its employees and agents, and any Lessor and any Mortgagee as additional insureds, and (v) with respect to any Alteration costing more than $100,000.00 to complete, furnish to Landlord payment and performance bonds or such other evidence of Tenant’s ability to complete and to fully and completely pay for such Alteration as is satisfactory to Landlord; provided, however, that so long as either Global Crossing Holdings, Ltd. or Successor shall be the Guarantor under this Lease, Tenant shall not be required to furnish bonds or other security to Landlord in connection with Alterations. All Alterations shall be performed by Tenant at Tenant’s expense (A) in a good and workmanlike manner using new materials of first class quality, (B) in compliance with all Legal Requirements, and (C) in accordance with the plans and specifications previously approved by Landlord. Tenant shall at its cost and expense obtain all approvals, consents and permits from every Governmental Authority having or claiming jurisdiction prior to, during and upon completion of such Alterations. Tenant shall promptly reimburse Landlord, as Additional Rent and upon demand, for any and all actual, reasonable out-of-pocket costs and expenses incurred by Landlord in connection with Landlord’s review of Tenant’s plans and specifications for any such Alteration.

(b) Landlord shall not unreasonably withhold, condition or delay its approval of the contractors proposed to be used by Tenant for Tenant’s Alterations, provided that in the case of the mechanical, electrical, plumbing and fire safety trades, Tenant shall select its contractors and sub-contractors from Landlord’s list of approved contractors, which list may be modified by Landlord from time to time.

(c) Notwithstanding the foregoing provisions of this Article 3, Tenant shall be permitted to make minor, non-structural alterations to the Premises (“Minor Alterations”) upon prior notice to Landlord, but without the necessity of procuring Landlord’s consent thereto, provided that the estimated cost of each such Minor Alteration does not exceed $100,000.00 in any one instance. The provisions of Sections 3.2(a) and 3.2(b) shall be applicable to Minor Alterations. Prior to commencing any Minor Alteration, Tenant shall furnish Landlord with (i) working drawings or plans for such Minor Alteration in sufficient detail to permit Landlord to determine that such Alteration complies with the requirements hereof, and (ii) the names of the contractors proposed to be used by Tenant for such Minor Alteration.

(d) Upon completion of any Alterations, Tenant, at its expense, shall promptly obtain certificates of final approval of such Alterations as may be required by any Governmental Authority, and shall furnish Landlord with copies thereof, together with “as-built” plans and specifications for such Alterations prepared on an Autocad Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming convention as Landlord may accept) and magnetic computer media of such record drawings and specifications, translated into DXF format or another format acceptable to Landlord.

Section 3.3 All Alterations in and to the Premises which may be made by or on behalf of Tenant, prior to and during the Term or any renewal thereof, shall become the property of Landlord upon the expiration or sooner termination of this Lease. Landlord may condition its approval of any Alterations by requiring Tenant to agree in writing at the time of such approval that Tenant will remove such Alterations at the end of the Term as set forth in this Section 3.3 (any such Alterations which Landlord so requires Tenant to agree to remove, “Designated Alterations”). If Landlord does not specify at the time of its approval that an Alteration constitutes a Designated Alteration, Tenant shall have no obligation to remove such Alteration upon the expiration or sooner termination of this Lease. Tenant acknowledges that Designated Alterations shall include raised floors and reinforced floors, Tenant’s HVAC System (as defined in Section 9.3(d)), kitchen facilities, vaults, internal stairways and other slab penetrations, and conduit, wiring and telecommunications cabling within and outside of the Premises. Designated Alterations shall not include standard office installations such as internal partitions and corridors, dropped ceilings and lighting, ordinary HVAC ductwork, and pantries not containing cooking equipment. On the Expiration Date or earlier termination of the Term or any renewal thereof (a) Tenant shall remove Tenant’s Property from the Premises, and (b) unless Landlord notifies Tenant no later than one hundred eighty (180) prior to the Expiration Date that any or all of the Designated Alterations shall not be removed from the Premises, Tenant shall remove the Designated Alterations from the Premises, at Tenant’s expense. Tenant shall repair and restore in a good and workmanlike manner (reasonable wear and tear excepted) any damage to the Premises and the Building caused by such removal of Tenant’s Property and the Designated Alterations. Any of the Designated Alterations or Tenant’s Property not so removed by Tenant at or prior to the Expiration Date or earlier termination of the Term shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or be removed from the Premises by Landlord, and Tenant shall reimburse Landlord, as Additional Rent within thirty (30) days after demand, for Landlord’s reasonable, actual out-of-pocket costs incurred in connection with such removal. The covenants and agreements set forth in this Section 3.3 shall survive the expiration or earlier termination of this Lease.

Section 3.4 If, because of any act or omission of Tenant, its employees, agents, contractors, or subcontractors, any mechanic’s lien, U.C.C. financing statement or other lien, charge or order for the payment of money shall be filed against Landlord, or against all or any portion of the Premises, the Building or the Real Property, Tenant shall, at its own cost and expense, cause the same to be discharged of record, by bonding or otherwise, within forty-five (45) days after the filing thereof, and Tenant shall indemnify, defend and save Landlord harmless against and from all costs, expenses, liabilities, suits, penalties, claims and demands (including reasonable attorneys’ fees and disbursements) resulting therefrom.

Section 3.5 Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if in Landlord’s sole judgment such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or the use and enjoyment of other tenants or occupants of the Building.

ARTICLE 4. CONDITION OF THE PREMISES

Section 4.1 (a) Tenant has examined the Premises and agrees to accept possession of the Premises in their “as is” condition on the Commencement Date, and further agrees that Landlord shall have no obligation to perform any work, supply any materials, incur any expenses or make any installations in order to prepare the Premises for Tenant’s occupancy. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that at the time such possession was so taken, the Premises were in good and satisfactory condition, subject to the provisions of Section 4.2.

(b) Landlord and Tenant acknowledge that Prior Tenant has made certain improvements to the Premises, including the installation of certain infrastructure and equipment in or serving the Premises, such as air-conditioning and ventilation systems, emergency generators, electrical wiring and equipment, racks, cables and other personal property (all such infrastructure and equipment, collectively, the “Existing Improvements”). Landlord has duly approved the Existing Improvements as and when made by Prior Tenant in accordance with the provisions of Prior Tenant’s lease, and to the best of Landlord’s knowledge, there are no filed or noted violations of applicable Legal Requirements with respect to the Existing Improvements. However, no such approval by Landlord of the Existing Improvements shall be deemed to constitute any representation, warranty or other assurance of any kind that the Existing Improvements are in compliance with applicable Legal Requirements. Landlord agrees that if and to the extent the Existing Improvements remain in the Premises or the Building, as applicable, on the Commencement Date, then, so long as this Lease remains in force and effect, Tenant shall have the right to use and operate the Existing Improvements, provided, however, that Tenant shall accept possession of the Premises on the Commencement Date with the Existing Improvements, if any, in their then “as is, where is” condition, with all faults, without representation, warranty or recourse. EXCEPT AS SPECIFICALLY SET FORTH IN THIS LEASE, LANDLORD MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE PREMISES, THE EXISTING IMPROVEMENTS OR THE BUILDING, WHETHER EXPRESS OR IMPLIED, AND LANDLORD SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 4.2 Upon the request of Tenant, Landlord, at Tenant’s cost and expense, shall join in any applications for any permits, approvals or certificates from any Governmental Authority required to be obtained by Tenant, and shall sign such applications reasonably promptly after request by Tenant (provided that (i) the provisions of the applicable Legal Requirement shall require that Landlord join in such application, and (ii) is made in connection with an Alteration approved by Landlord, or if such approval is not required hereunder, such application is reasonably acceptable to Landlord) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense, including attorneys’ fees and disbursements, or suffer or incur any liability, in connection therewith.

ARTICLE 5. REPAIRS; FLOOR LOAD

Section 5.1 Landlord shall maintain and repair, in a good and workmanlike manner, the Building Systems and the public portions of the Building, both exterior and interior, and the structural elements thereof, including the roof, foundation and curtain wall. Tenant, at Tenant’s expense, shall take good care of the Premises and the fixtures, systems, equipment and appurtenances therein, and make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Articles 10 and 11. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, caused by or resulting from carelessness, omission, neglect or improper conduct of, or Alterations made by Tenant, Tenant’s agents, employees or licensees, shall be repaired at Tenant’s expense, (a) by Tenant to the satisfaction of Landlord (if the required repairs are non-structural and do not affect any Building System), or (b) by Landlord (if the required repairs are structural or affect any Building System). Tenant also shall repair all damage to the Building and the Premises caused by the making of any Alterations by Tenant or by the moving of Tenant’s Property. All of such repairs shall be of quality or class equal to the original work or construction. If Tenant fails after fifteen (15) days notice to proceed with due diligence to make repairs required to be made by Tenant, Landlord may make such repairs at the expense of Tenant, and Tenant shall pay the costs and expenses thereof incurred by Landlord, with interest at the Default Rate, as Additional Rent within ten (10) days after rendition of a bill or statement therefor.

Section 5.2 Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not move any safe, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent. If such safe, equipment, freight, bulky matter or fixtures requires special handling, Tenant shall employ only persons holding a Master Rigger’s license to do such work.

Section 5.3 There shall be no allowance to Tenant for a diminution of rental value, no constructive eviction of Tenant and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof. Landlord shall use reasonable efforts to minimize interference with Tenant’s access to and use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

Section 5.4 Tenant shall not require, permit, suffer or allow the cleaning of any window in the Premises from the outside in violation of Section 202 of the New York Labor Law or any successor statute thereto, or of any other Legal Requirement.

ARTICLE 6. REAL ESTATE TAXES AND LABOR RATE INCREASES

Section 6.1 The following terms shall have the meanings set forth below:

(a) “Taxes” shall include the aggregate amount of (i) all real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges and any other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, and (ii) any expenses (including attorneys’ fees and disbursements and experts’ and other witness’ fees) incurred in contesting any of the foregoing or the Assessed Valuation (as defined in Section 6.1(d)) of all or any part of the Real Property, provided that such expenses shall be included in Taxes for any Tax Year only to the extent of the reduction in Taxes achieved thereby. If at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Real Property, there shall be assessed, levied or imposed (A) a tax, assessment, levy, imposition or charge based on the rents received therefrom whether or not wholly or partially as a capital levy or otherwise, (B) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (C) a license fee measured by the rents or (D) any other tax, assessment, levy, imposition, charges or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes. Taxes shall not include franchise, gift, inheritance, estate, sales, income or profit taxes imposed upon Landlord, any Lessor or any Mortgagee by any Governmental Authority, or any fines, interest or penalties imposed for late payment of Taxes.

(b) “Tenant’s Share” means [*] and [*] of [*] percent ([*] %). Tenant’s Share has been computed by Landlord consistently with the standard employed by Landlord with respect to the calculation of the deemed Rentable Square Footage of the Premises and the Building under this Lease.

(c) “Base Taxes” means an amount equal to the sum of (i) one-half (1/2) of the Taxes payable for the Tax Year commencing on July 1, 1998 and ending June 30, 1999, plus (ii) one-half (1/2) the Taxes payable for the Tax Year commencing on July 1, 1999 and ending June 30, 2000.

(d) “Assessed Valuation” means the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

(e) “Tax Year” means the period July 1 through June 30 (or such other period as may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

(f) “Comparison Year” means (i) with respect to Taxes, any Tax Year commencing with the 1999/2000 Tax Year, and (ii) with respect to Labor Rates, any calendar year commencing subsequent to the Base Labor Year.

(g) “Landlord’s Statement” means an instrument or instruments containing a comparison of either (i) the Base Taxes and the Taxes payable for any Comparison Year, or (ii) the Base Labor Rates and the Labor Rates applicable to any Comparison Year.

(h) “Tenant’s Projected Share of Taxes” means Tenant’s Tax Payment (as defined in Section 6.1(i)), if any, made by Tenant for the prior Comparison Year, plus an amount equal to Landlord’s estimate of the amount of increase in Tenant’s Tax Payment for the then current Comparison Year, divided by twelve (12) and payable monthly by Tenant to Landlord as Additional Rent.

(i) “Tenant’s Tax Payment” means Tenant’s Share of the excess of the Taxes payable for any Comparison Year over the Base Taxes.

Section 6.2 (a) If the Taxes payable for any Comparison Year (any part or all of which falls within the Term) shall exceed the Base Taxes, Tenant shall pay Tenant’s Tax Payment to Landlord, as Additional Rent, within ten (10) business days after demand from Landlord therefor, which demand shall be accompanied by Landlord’s Statement. Before or after the start of each Comparison Year, Landlord shall furnish to Tenant a Landlord’s Statement in respect of Taxes. If there shall be any increase in Taxes payable for any Comparison Year, whether during or after such Comparison Year or if there shall be any decrease in the Taxes

*	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

payable for any Comparison Year during such Comparison Year, Landlord may furnish a revised Landlord’s Statement for such Comparison Year, and Tenant’s Tax Payment for such Comparison Year shall be adjusted and, within ten (10) business days after Tenant’s receipt of such revised Landlord’s Statement, Tenant shall (i) with respect to any increase in Taxes payable for such Comparison Year, pay such increase in Tenant’s Tax Payment to Landlord, or (ii) with respect to any decrease in Taxes payable for such Comparison Year, Landlord shall credit such decrease in Tenant’s Tax Payment against the next installment of Tenant’s Share of Taxes payable by Tenant pursuant to this Section 6.2(a), provided that if such decrease in Taxes is attributable to the final Comparison Year of the Term, Landlord shall pay the amount of such decrease in Tenant’s Tax Payment to Tenant. If, during the Term, Landlord shall elect to collect Tenant’s Tax Payments in full or in quarterly or bi-annual or other installments on any other date or dates than as presently required, then following Landlord’s notice to Tenant, Tenant’s Tax Payments shall be correspondingly revised, provided that Landlord shall not collect any periodic installment of Tenant’s Tax Payment earlier than thirty (30) days prior to the beginning of the period to which such payment relates. The benefit of any discount for any early payment or prepayment of Taxes relating to all or any part of the Real Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without subtracting such discount.

(b) With respect to each Comparison Year, on account of which Landlord shall (or anticipates that it may) be entitled to receive Tenant’s Tax Payment, Tenant shall pay to Landlord, as Additional Rent for the then current Tax Year, Tenant’s Projected Share of Taxes. Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of this Section 6.2. Landlord shall apply the aggregate of the installments of Tenant’s Projected Share of Taxes then on account with Landlord against Tenant’s Tax Payment or installment thereof then due from Tenant. In the event that such aggregate amount shall not be sufficient to discharge such Tax Payment or installment, Landlord shall so notify Tenant, and the amount of Tenant’s payment obligation with respect to such Tax Payment or installment pursuant to this Section 6.2, shall be equal to the amount of the insufficiency and shall be payable within ten (10) business days of demand by Landlord. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall credit the amount of such excess against the next payment of Tenant’s Projected Share of Taxes due hereunder.

(c) Only Landlord shall be eligible to institute Tax reduction or other proceedings to reduce the Assessed Valuation of the Real Property, and the filings of any such proceeding by Tenant without Landlord’s prior written consent shall constitute a default hereunder. If the Taxes payable for either the 1998/1999 Tax Year or the 1999/2000 Tax Year are reduced by final determination of legal proceedings, settlement or otherwise, then Base Taxes shall be correspondingly revised, the Additional Rent theretofore paid or payable on account of Tenant’s Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord, as Additional Rent within ten (10) business days after being billed therefor, any deficiency between the amount of such Additional Rent theretofore computed and paid by Tenant to Landlord and the amount thereof due as a result of such recomputations. If the Base Taxes are increased by such final determination of legal proceedings, settlement or otherwise, then, Landlord shall either pay to Tenant, or at Landlord’s election, credit against subsequent payments due under this Section 6.2, an amount equal to the excess of the amounts of such Additional Rent theretofore paid by Tenant over the amount thereof actually due as a result of such recomputations. If Landlord shall receive a refund or reduction of Taxes for any Comparison Year, Landlord shall, within a reasonable time after such refund is actually received or such credit is actually applied against Taxes then due and payable, either pay to Tenant, or, at Landlord’s election, credit against subsequent payments under this Section 6.2, an amount equal to Tenant’s Share of the refund or reduction, provided that such amount shall not exceed Tenant’s Tax Payment paid for such Comparison Year. Nothing herein contained shall obligate Landlord to file any application or institute any proceeding seeking a reduction in Taxes or Assessed Valuation.

(d) Tenant’s Tax Payment shall be made as provided in this Section 6.2 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant’s diplomatic or other tax exempt status or for any other reason whatsoever.

(e) Tenant shall pay to Landlord, as Additional Rent upon demand, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

(f) If the Commencement Date or the Expiration Date shall occur on a date other than July 1 or June 30, respectively, any Additional Rent payable by Tenant to Landlord under this Section 6.2 for the Comparison Year in which such Commencement Date or Expiration Date shall occur, shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Comparison Year. In the event of a termination of this Lease, any Additional Rent under this Section 6.2 shall be paid or adjusted within thirty (30) days after submission of Landlord’s Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 6.2 and the rights and obligations of Landlord and Tenant under the provisions of this Section 6.2 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

Section 6.3 The following terms shall have the meanings set forth below:

(a) “Comparison Year” shall mean any calendar year subsequent to the Base Labor Year.

(b) “R.A.B.” shall mean the Realty Advisory Board on Labor Relations, Incorporated, or its successor.

(c) “Local 32B-32J” shall mean Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or its successor.

(d) “Class A Office Buildings” shall mean office buildings so categorized under any agreement between R.A.B. and Local 32B-32J, regardless of the designation given to such office buildings in any such agreement.

(e) “Labor Rates” shall mean a sum equal to the regular hourly wage rate required to be paid to Others (hereinafter defined) employed in Class A Office Buildings pursuant to an agreement between R.A.B. and Local 32B-32J; provided, however, that:

(i) if, as of October 1st of any Comparison Year, any such agreement shall require Others in Class A Office Buildings to be regularly employed on days or during hours when overtime or other premium pay rates are in effect pursuant to such agreement, then the term “regular hourly wage rate”, as used in this Section 6.3 shall mean the average hourly wage rate for the hours in a calendar week during which Others are required to be regularly employed;

(ii) if no such agreement is in effect as of October 1st of any Comparison Year with respect to Others, then the term “regular hourly wage rate”, as used in this Section 6.3 shall mean the regular hourly wage rate actually paid to Others employed in the Building by Landlord or by an independent contractor engaged by Landlord; and

(iii) the term “regular hourly wage rate” shall exclude all benefits of any kind, including those payable directly to taxing authorities or others on account of the employment and all welfare, pension and fringe employee benefits and payments of any kind paid or given pursuant to such agreement.

(f) “Others” shall mean that classification of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to “others” in the current agreement between R.A.B. and Local 32B-32J.

(g) “Base Labor Year” shall mean the calendar year 1999.

(h) “Base Labor Rates” shall mean the Labor Rates in effect for the Base Labor Year.

(i) “Tenant’s Labor Rate Payment” is defined in Section 6.4(a).

Section 6.4 (a) If the Labor Rates in effect for any Comparison Year (any part or all of which falls within the Term) shall be greater than the Base Labor Rates, then Tenant shall pay, as Additional Rent for such Comparison Year and continuing thereafter until a new Landlord’s Statement is rendered to Tenant, an amount (“Tenant’s Labor Rate Payment”) equal to (i) 50,028, multiplied by (ii) the number of cents (inclusive of any fractions of a cent) by which the Labor Rates in effect for such Comparison Year exceed the Base Labor Rates.

(b) At any time prior to, during or after any Comparison Year Landlord shall render to Tenant a Landlord’s Statement showing (i) a comparison of the Labor Rates for the Comparison Year with the Base Labor Rates, and (ii) the amount of Tenant’s Labor Rate Payment resulting from such comparison. Landlord’s failure to render a Landlord’s Statement during or with respect to any Comparison Year shall not prejudice Landlord’s right to render a Landlord’s Statement during or with respect to any subsequent Comparison Year and shall not eliminate or reduce Tenant’s obligation to pay Tenant’s Labor Rate Payment pursuant to this Article 6 for such Comparison Year.

(c) Tenant’s Labor Rate Payment shall be payable by Tenant on the first day of the month following the furnishing to Tenant of a Landlord’s Statement, in equal monthly installments, each such installment to be equal to 1/12th of Tenant’s Labor Rate Payment for such Comparison Year multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such Comparison Year, continuing monthly thereafter until rendition of the next succeeding Landlord’s Statement.

(d) The provisions of this Section 6.4 shall be effective irrespective of whether or not (i) the Building is classified as a Class A office building from time to time, or (ii) any Building employees are members of Local 32B-32J. Tenant acknowledges and agrees that the computation of Labor Rates hereunder is intended to serve solely as a formula for an agreed rental adjustment, rather than an actual operating expense calculation, and is not intended to reflect the actual cost to Landlord of wages at the Building or any increases or decreases in such cost.

Section 6.5 (a) If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any Additional Rent under this Article 6 for the Comparison Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Comparison Year. In the event of a termination of this Lease, any Additional Rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Landlord’s Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 6.5 and the rights and obligations of Landlord and Tenant under the provisions of this Article 6 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

(b) The computations of Additional Rent under this Article 6 are intended to constitute a formula for an agreed rental adjustment and may or may not constitute an actual reimbursement to Landlord for costs and expenses paid by Landlord with respect to the Building.

Section 6.6 Landlord’s failure to render a Landlord’s Statement with respect to any Comparison Year shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect thereto or with respect to any subsequent Comparison Year, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right to thereafter render a corrected Landlord’s Statement for that Comparison Year. Nothing herein contained shall restrict Landlord from issuing a Landlord’s Statement at any time there is an increase in Taxes or Labor Rates during any Comparison Year or any time thereafter.

Section 6.7 If any capital improvement is made to the Real Property during any calendar year during the Term in compliance with any Legal Requirements enacted after the date of this Lease (including the cost of compliance with Legal Requirements enacted prior to the date of this Lease if such compliance is required pursuant to any amendment, modification or reinterpretation thereof which is imposed or enacted after the date of this Lease), then Tenant shall pay to Landlord, immediately upon demand therefor, Tenant’s Proportionate Share of the amortized cost of such improvement, on a straight-line basis over the useful life thereof as determined by Landlord in the exercise of its reasonable judgment, with interest at the Base Rate plus two percent (2%) per annum, in each calendar year during the Term during which such amortization occurs.

ARTICLE 7. LEGAL REQUIREMENTS

Section 7.1 Tenant, at its expense, shall comply with all Legal Requirements applicable to the Premises or the use and occupancy thereof by Tenant, and make all repairs or Alterations required thereby, whether structural or nonstructural, ordinary or extraordinary, unless otherwise expressly provided herein; provided, however, that Tenant shall not be obligated to comply with any Legal Requirement requiring any structural alteration to the Premises unless the application of such Legal Requirement arises from (i) Tenant’s manner of use or occupancy of the Premises (as distinguished from the use or occupancy of the Premises for office purposes generally), (ii) any cause or condition created by or on behalf of Tenant or any Tenant Party (including any Alterations), (iii) the breach of any of Tenant’s obligations under this Lease, or (iv) any Hazardous Materials having been brought into the Building by Tenant or any Tenant Party. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with Landlord’s insurance policies, and shall not do or permit anything to be done in or upon the Premises, or use the Premises in a manner, or bring or keep anything therein, which shall increase the rates for casualty or liability insurance applicable to the Building. If, as a result of any act or omission by Tenant or by reason of Tenant’s failure to comply with the provisions of this Article, the insurance rates for the Building shall be increased, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as Additional Rent hereunder, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such act, omission or failure by Tenant, and shall make such reimbursement upon demand by Landlord.

Section 7.2 Tenant, at its expense, shall comply with all Environmental Laws and with any directive of any Governmental Authority which shall impose any violation, order or duty upon Landlord or Tenant under any Environmental Laws with respect to the Premises or the use or occupation thereof. Tenant’s obligations hereunder with respect to Hazardous Materials shall extend only to those matters directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises or in the Building which is caused or permitted by Tenant, and (b) any Environmental Claim (defined below) relating in any way to Tenant’s operation or use of the Premises or the Building.

Section 7.3 Tenant shall provide Landlord with copies of all communications and related materials regarding the Premises which Tenant shall receive from or send to (a) any Governmental Authority relating in any way to any Environmental Laws, or (b) any Person with respect to any claim based upon any Environmental Laws or relating in any way to Hazardous Materials (any such claim, an “Environmental Claim”). Landlord or its agents may perform an environmental inspection of the Premises at any time during the Term, upon prior notice to Tenant except in an emergency.

ARTICLE 8. SUBORDINATION AND NON-DISTURBANCE; ESTOPPEL CERTIFICATES

Section 8.1 This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all Mortgages and Superior Leases. This Section 8.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord or any Lessor or Mortgagee may reasonably request to evidence such subordination.

Section 8.2 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to each Mortgagee and Lessor whose name and address shall previously have been furnished to Tenant in writing, and (b) unless such act or omission shall be one which is not capable of being remedied by Landlord or such Mortgagee or Lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Mortgagee or Lessor shall have become entitled under such Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Mortgagee or Lessor shall with due diligence give Tenant written notice of its intention to remedy such act or omission, and such Mortgagee or Lessor shall commence and thereafter continue with reasonable diligence to remedy such act or omission. If more than one Mortgagee or Superior Lessor shall become entitled to any additional cure period under this Section 8.2, such cure periods shall run concurrently, not consecutively.

Section 8.3 If a Mortgagee or Lessor shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (“Successor Landlord”) and upon Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize Successor Landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment except that Successor Landlord shall not:

(a) be liable for any previous act or omission of Landlord under this Lease;

(b) be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord; or

(c) be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month’s fixed rent, unless such modification or prepayment shall have been expressly approved in writing by such Mortgagee or Lessor.

Section 8.4 Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days’ prior notice, to execute and deliver to the other a written statement executed and acknowledged by such party (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the then annual Fixed Rent, (c) setting forth the date to which the Fixed Rent and Additional Rent have been paid, (d) stating whether or not, to the best knowledge of the signatory, the other party is in default under this Lease, and if so, setting forth the specific nature of all such defaults, (e) stating the amount of any security deposit held by Landlord, (f) stating whether there are any subleases affecting the Premises, (g) stating the address of the signatory to which all notices and communication under the Lease shall be sent, the Commencement Date and the Expiration Date, and (i) as to any other matters reasonably requested by the party requesting such certificate. The parties acknowledge that any statement delivered pursuant to this Section 8.4 may be relied upon by others with whom the party requesting such certificate may be dealing, including any purchaser or owner of the Real Property or the Building, or of Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee or Lessor, or by any prospective or actual sublessee of the Premises or assignee of this Lease, or permitted transferee of or successor to Tenant.

Section 8.5 Without limitation of the provisions of Section 8.1, Landlord agrees to use commercially reasonable efforts to obtain for Tenant a subordination, non-disturbance and attornment agreement from all existing and future Mortgagees and Superior Lessors, in the standard form customarily employed by such Mortgagee or Superior Lessor, provided that Landlord shall have no liability to Tenant in the event that it is unable to obtain any such agreements. Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for Landlord’s reasonable out-of-pocket costs, including reasonable attorney’s fees and disbursements, incurred in connection with such efforts.

ARTICLE 9. SERVICES

Section 9.1 Landlord shall provide, at Landlord’s expense, except as otherwise set forth herein, the following services:

Section 9.2 ELECTRICITY. (a) Landlord, at Landlord’s expense, subject to the provisions of this Article 9, shall furnish electric power to Tenant for use in the Premises by making available to Tenant 3,600 amperes (connected load) of AC electric capacity at 480 volts, 3-phase, 4-wire, dedicated to Tenant (the “Electrical Capacity”), at the existing electrical panels serving the Premises. Tenant covenants that Tenant’s use and consumption of electric current shall not at any time exceed the Electrical Capacity, nor exceed the capacity of any of the electrical facilities and installations in or otherwise serving or being used in the Premises. Tenant shall pay Landlord, as Additional Rent, at any time and from time to time, but no more frequently than monthly, for its consumption of electric power at the Premises, as provided in Sections 9.2(b) and 9.2(c).

(b) The calculations and determinations of the charges for electric power consumed by Tenant shall be based on the readings of one or more submeters to be installed by Landlord at Tenant’s expense, applied to Landlord’s Electricity Cost, as defined in Section 9.2(c). Tenant shall pay for electricity consumed as determined thereunder as measured and calculated from time to time by such submeter or submeters, plus Landlord’s charge for overhead and supervision, which charge shall not exceed four percent (4%) of such payment by Tenant. In addition, Tenant shall pay to Landlord, as Additional Rent (i) the fees and expenses of Landlord’s electrical contractor for services rendered by such contractor in the maintenance and repair of such submeter(s), and (ii) the amount of any taxes imposed by any Governmental Authority on Landlord’s receipts from the sale of electricity to Tenant. In the event that more that one submeter is used to measure Tenant’s consumption of electricity in the Premises, Tenant shall be billed only on the basis of the “totalized” demand, i.e., as though a single meter were measuring such usage.

(c) “Landlord’s Electricity Cost” means the cost per kilowatt hour and cost per kilowatt demand, adjusted by time of day factors, fuel adjustment charges and other applicable rate adjustments, to Landlord for the purchase of electricity from the public utility or other electricity provider furnishing electricity service to the Building from time to time (the “Electricity Provider”), including sales and other taxes imposed by any Governmental Authority on Landlord’s purchase of electricity. If at any time during the Term the cost elements comprising Landlord’s Electricity Cost shall be increased by the Electricity Provider, or Landlord’s Electricity Cost shall be increased for any other reason, then effective as of the date of such increase, Tenant’s payment for submetered electricity under this Section 9.2 shall be proportionately increased. Landlord reserves the right to contract with different Electricity Providers from time to time in its sole judgment, and without reference to whether any Electricity Provider selected by Landlord provides lower rates than any other electricity supplier. Currently, Landlord’s Electricity Cost is based upon Consolidated Edison Company’s Service Classification rate schedule S.C. #4 Rate II as in effect on the Commencement Date.

(d) In the event that Tenant’s total power requirements at the Premises, based on an annual review of Tenant’s consumption commencing on the second (2nd) anniversary of the Commencement Date and thereafter on each succeeding anniversary thereof, shall be less than 3,000 amperes (at 460/480 volts), Tenant shall pay to Landlord an annual sum equal to the fee, if any, which Landlord is obligated to pay to the Electricity Provider (as hereinafter defined), commonly known as a “use it or lose it” fee, for the availability of such excess capacity, presently payable by Landlord to the Electricity Provider at the rate of $[*] per unused ampere per annum.

(e) Tenant covenants that Tenant’s use and consumption of electric current shall not at any time exceed the capacity of any of the electrical facilities and installations in or otherwise serving or being used in the Premises and Tenant shall, upon the submission by Landlord to Tenant of written notice, promptly cease the use of any of Tenant’s electrical equipment which Landlord believes will cause Tenant to exceed such capacity. Any additional feeders, risers, electrical facilities and other such installations required for electric service to the Premises in excess of the Electrical Capacity will be supplied by Landlord, at Tenant’s expense, upon Landlord’s prior consent in each instance, provided that, in Landlord’s judgment, such additional electrical facilities and installations, feeders or risers are necessary and are permissible under Legal Requirements (including the New York State Energy Conservation Construction Code) and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or

*	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with, or disturb, other tenants or occupants of the Building. In addition, Landlord shall have no obligation to consent to such additional feeders, risers, electrical facilities and installations if in Landlord’s judgment, the same would give Tenant a disproportionate amount of the electrical current supplied to the Building at the expense of, or in derogation of the needs of other tenants or occupants of the Building.

(f) Unless caused by Landlord’s gross negligence or willful misconduct, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur as a result of the unavailability of or interruption in the supply of electric current to the Premises or a change in the quantity or character or nature of such current and such change, interruption or unavailability shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent (except that Tenant’s liability to pay Landlord for electricity under this Section 9.2 shall cease as of the date of such disturbance), or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

(g) Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than sixty (60) days’ notice to Tenant. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant, and Tenant shall have no further obligation to pay Landlord for electricity supplied to the Premises. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the Electricity Provider. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other equipment which may be required by Tenant to obtain electricity directly from the Electricity Provider shall be installed by Landlord, at Tenant’s expense.

(h) If submetering of electricity in the Building is hereafter prohibited by any Legal Requirement, or by any order or ruling of the Public Service Commission of the State of New York, then Tenant shall apply, within ten (10) days of Tenant’s receiving notice thereof, to the Electricity Provider in order to obtain direct electric service, and Tenant shall bear all costs and expenses, as set forth in Section 9.2(h), necessary to comply with all rules and regulations of the Electricity Provider pertinent thereto, and from and after the date upon which Tenant procures direct electric service, Landlord shall be relieved of any further obligation to furnish electricity to Tenant pursuant to this Section 9.2. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises, including Building feeders and risers, to the extent that the same are suitable and safe for such purposes.

Section 9.3 HEAT. (a) Landlord shall provide heat to the Premises on Business Days from 8:00 A.M. to 6:00 P.M., when required in Landlord’s judgment for the comfortable use and occupancy of the Premises, through use of the Building standard heating system (the “Building Heating System”).

(b) Anything in this Section 9.3 to the contrary notwithstanding, and without limitation of Landlord’s obligations under Section 5.1 with respect to the repair of Building Systems, Landlord shall not be responsible if the normal operation of the Building Heating System shall fail to provide heat at reasonable temperatures uniformly to all interior portions of the Premises. Tenant at all times shall cooperate fully with Landlord and shall abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building Heating System.

(c) Landlord shall not be required to furnish heat during periods other than the hours and days set forth in this Section 9.3 for the furnishing and distributing of such services (“Overtime Periods”), unless Landlord has received advance notice from Tenant requesting such service not less than twenty-four (24) hours prior to the time when such service shall be required. Accordingly, if Landlord shall furnish heat to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord, as Additional Rent within ten (10) days after demand, for such services at the standard rate then fixed by Landlord for the Building. Failure by Landlord to furnish or distribute heat or any other services during Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise.

(d) Landlord shall have no obligation to provide air-conditioning or ventilation services to the Premises. Landlord agrees that Tenant shall have the right to use any air-conditioning systems forming part of the Existing Improvements, subject to the provisions of Section 4.1(b).

(e) Landlord will not unreasonably withhold its consent to the removal by Tenant of the existing louvers in the exterior curtain wall of the Building and the replacement of such louvers with Building standard windows. Notwithstanding the foregoing, Tenant shall not, without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute discretion, install additional exterior louvers or in any other way alter the exterior appearance of the Building, and Tenant agrees that all elements of the design and materials of any such louvers or other alterations that would be visible from the exterior of the Building shall be consistent with the exterior design and appearance of the Building, as determined by Landlord in its sole judgment.

Section 9.4 ELEVATORS. Landlord shall provide passenger elevator service to the Premises on Business Days from 8:00 A.M. to 6:00 P.M. and freight elevator facilities on a non-exclusive basis, on Business Days from 8:00 A.M. to 4:45 P.M., and shall have one passenger elevator available at all other times. Such elevator service shall be subject to such rules and regulations as Landlord may promulgate from time to time with respect thereto. Landlord shall have the right to change the operation or manner of operation of any of the elevators in the Building and/or to discontinue, temporarily or permanently, the use of any one or more cars in any of the passenger, freight or truck elevator banks.

Section 9.5 CLEANING AND RUBBISH REMOVAL. Tenant shall, at Tenant’s sole cost, provide cleaning services at the Premises pursuant to reasonable rules and regulations established by Landlord from time to time, and use a cleaning contractor approved by Landlord. Tenant shall, at Tenant’s sole cost, provide refuse and rubbish removal service at the Premises at times, and pursuant to regulations, established by Landlord from time to time.

Section 9.6 WATER. Landlord shall furnish hot and cold water in such quantities as Landlord deems sufficient for ordinary drinking, lavatory and cleaning purposes to the Premises. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory, cleaning and drinking purposes, Landlord may install a hot water meter and a cold water meter and thereby measure Tenant’s consumption of water for all purposes. Tenant shall (a) pay to Landlord the cost of any such meters and their installation, (b) at Tenant’s expense, keep any such meters and any such installation equipment in good working order and repair, and (c) pay to Landlord, as Additional Rent, as and when billed therefor for water consumed, together with a charge for any required pumping or heating thereof, all sewer rents, charges or any other taxes, rents, levies or charges which now or hereafter are assessed, imposed or shall become a lien upon the Premises or the Real Property pursuant to law, order or regulation made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system, and in default in making such payment Landlord may pay such charges and collect the same from Tenant.

Section 9.7 NO WARRANTY OF LANDLORD. Landlord does not warrant that any of the services to be provided by Landlord to Tenant hereunder, or any other services which Landlord may supply (a) will be adequate for Tenant’s particular purposes or as to any other particular need of Tenant or (b) will be free from interruption, and Tenant acknowledges that any one or more such services may be interrupted or suspended by reason of Unavoidable Delays. In addition, Landlord reserves the right to stop, interrupt or reduce service of the Building Systems by reason of Unavoidable Delays, or for repairs, additions, alterations, replacements, decorations or improvements which are, in the judgment of Landlord, necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Any such interruption or discontinuance of service, or the exercise of such right by Landlord to suspend or interrupt such service shall not (i) constitute an actual or constructive eviction, or disturbance of Tenant’s use and possession of the Premises, in whole or in part, (ii) entitle Tenant to any compensation or to any abatement or diminution of Fixed Rent or Additional Rent, (iii) relieve Tenant from any of its obligations under this Lease, or (iv) impose any responsibility or liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. Landlord shall use reasonable efforts to minimize interference with Tenant’s access to and use and occupancy of the Premises in making any repairs, alterations, additions, replacements, decorations or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at “overtime” or other premium pay rates or to incur any other “overtime” costs or additional expenses whatsoever. Landlord shall not be required to furnish any services except as expressly provided in this Article 9.

SECTION 9.8 ANTENNA EQUIPMENT

(a) Landlord will grant to Tenant, for Tenant’s own use and not for resale purposes, a non-exclusive license of sufficient space on the roof of the Building, at a location designated by Landlord in its sole discretion, for the construction, installation, operation and use by Tenant of up to six (6) antenna masts for the installation of cellular communications antennae or satellite dishes, none of which shall exceed ten feet (10’) in overall height or, in the case of satellite dishes, one (1) meter in width, for use in conjunction with Tenant’s equipment and facilities in the Premises, together with related cabling, mountings and supports for the foregoing (collectively, the “Antenna Equipment”), at a location or locations designated by Landlord, taking into account any reasonable “line of sight” requirements of Tenant.

(b) If the Antenna Equipment interferes with any equipment installed by Landlord or any tenant in the Building leasing space in the Building as of the date of this Lease, or interferes with the operation of the Building or the Building Systems, or if Landlord shall determine that the operation thereof (i) may cause a health hazard or danger to property, (ii) may not be in accordance with governmental or quasi-governmental standards for non-ionizing radiation for occupational or general public health levels, then Tenant, at its expense, shall take all steps necessary to eliminate such interference, and if Tenant shall fail to eliminate such interference, Tenant shall relocate the Antenna Equipment to another area on the roof designated by Landlord. In the event Tenant fails, within thirty (30) days after notice, to relocate or remove the Antenna Equipment, Landlord may do so, and Tenant shall promptly reimburse Landlord for any costs and expenses incurred by Landlord in connection therewith.

(c) Landlord makes no representation that the Antenna Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

(d) Tenant shall pay to Landlord, as a fee for the Antenna Equipment (the “Antenna License Fee”) in a amount per month equal to the product of (i) of [*] and [*]/100 Dollars ($[*]), multiplied by (ii) the number of antenna masts installed by Tenant pursuant to Section 9.8(a). The Antenna License Fee shall be payable by Landlord in advance on the first day of each calendar month during the Term, and if the Term shall commence or terminate on other than the first day or last day, respectively, of a calendar month, the Antenna License Fee for such month shall be prorated based upon the actual number of days elapsed.

SECTION 9.9 EMERGENCY GENERATOR

(a) Landlord shall make up to 2,000 kilowatts (kW) of 460/480-volt emergency electric power service (“EPS”) available to Tenant for use in the Premises from the Building emergency electric generator system (collectively, the “Generator System”) as provided in this Section 9.9.

*	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Tenant shall pay Landlord for EPS as follows:

(i) Tenant shall pay the costs and expenses incurred by Landlord in making EPS available to the Premises, including the costs to furnish and install a transfer switch, if required, cabling and other devices necessary to connect the Generator System to the Premises, and the costs of testing, recertifying and repairing the Generator System, within thirty (30) days after demand by Landlord; and

(ii) Tenant shall pay an annual fee (the “EPS Fee”) for the period commencing on the date on which Landlord makes EPS available to the Premises through the Expiration Date, irrespective of whether or not emergency power is ever required or used by Tenant, in an amount equal to the product of (A) Landlord’s actual annual costs for the operation, maintenance and repair of the Generator System, multiplied by (B) a fraction, the numerator of which is 2,000, and the denominator of which is the total capacity, measured in kW, of the Generator System or, at Landlord’s option, of the portion thereof serving the Premises. At Landlord’s option, the EPS Fee shall be payable in monthly, quarterly, or annual installments, and in all cases shall be payable within thirty (30) days after demand by Landlord.

(c) Landlord shall supply EPS to Tenant only if there is an interruption or failure in the supply of electric current to the Premises, and under no other circumstances. Tenant shall be responsible for the payment of any occupancy tax, or any other tax (other than Landlord’s income tax) imposed upon the Additional Rent paid by Tenant pursuant to this Section 9.9.

(d) Tenant shall not transfer or assign the right to receive the EPS service described in this Section 9.9 except in connection with an assignment of this Lease consented to by Landlord as and to the extent required under Article 13, and under no circumstances shall this right be transferred or assigned to any party who is not a tenant under this Lease. Tenant acknowledges that the Generator System (and any replacement or substitute therefor), and all connections thereto, are and shall remain the sole property of Landlord and may not be removed by Tenant.

(e) Landlord shall have the right, in Landlord’s sole discretion, at any time and from time to time during the term of this Lease, upon not less than thirty (30) days prior written notice to Tenant, to relocate any of the generators comprising the Generator System to other areas of the Building, or to substitute different or additional generators for those comprising the Generator System as of the date hereof. Tenant shall cooperate with Landlord to effectuate any such relocation or substitution affecting the Generator System.

(g) Upon and subject to the provisions of this Lease, Landlord shall maintain and repair the Generator System, and shall maintain such service contracts and take such other actions as may be necessary in Landlord’s sole judgment to keep the Generator System in good working order; provided, however, that Landlord shall not be liable in any way to Tenant for any delay, interruption, failure, variation or defect in or with regard to the Generator System or EPS, and in no event shall Landlord be liable to Tenant for special, indirect or consequential damages which may result from any such delay, interruption, failure, variation or defect.

Section 9.10 RAMP SPACE

(a) Landlord hereby grants to Tenant, for Tenant’s own use and not for resale purposes, a license of an area of the ramp on the 15th Street side of the Premises leading to the ground floor of the Building, as shown on Exhibit E to this Lease, containing approximately 2,479 usable square feet (the “Ramp Space”) for use by Tenant as (i) storage space, and (ii) for access to the Premises by individuals and vehicles, if permitted under applicable Legal Requirements. Tenant shall be solely responsible for (A) constructing such access doors, gates or other means of access to the Premises through the Ramp Space as required by Tenant and permitted under Legal Requirements, and (B) obtaining, at its expense, all required permits, approvals and certificates from all Governmental Authorities having or claiming jurisdiction with respect to Tenant’s use of the Ramp Space, and for compliance with all Legal Requirements applicable thereto, including the provisions of the certificate of occupancy from time to time issued for the Building. Without limitation of the foregoing, if any use of the Ramp Space by Tenant generates noise or exhaust fumes, then Tenant shall install sound attenuated acoustic enclosures reasonably satisfactory to Landlord designed to eliminate such noise or reduce such noise to acceptable levels, and adequate venting to eliminate such exhaust fumes from the Ramp Space and the Building.

(b) Tenant shall pay a license fee to Landlord for the Ramp Space, as Additional Rent in advance on the first day of each month during the Term, as follows (i) during the period from the Rent Commencement Date through the day before the fifth (5th) anniversary of the Rent Commencement Date, the product of the usable square foot area of the Ramp Space, multiplied by [*] and [*]/100 Dollars ($[*]), and (ii) during the period from the fifth (5th) anniversary of the Rent Commencement Date through day before the tenth (10th) anniversary of the Rent Commencement Date, the product of the usable square foot area of the Ramp Space, multiplied by [*] and [*]/100 Dollars ($[*]), and (iii) during the period from the tenth (10th) anniversary of the Rent Commencement Date through the Expiration Date, the product of the usable square foot area of the Ramp Space, multiplied by [*] and [*]/100 Dollars ($[*]). All of the provisions of this Lease shall apply to the Ramp Space, including all provisions relating to compliance with Legal Requirements, insurance, indemnity, repairs and maintenance. The license granted to Tenant in this Section 9.10 shall not be assignable by Tenant separately from this Lease.

(c) Landlord shall not have any obligations with respect to the Ramp Space or compliance with any Legal Requirements (including the obtaining of any required permits or licenses, or the maintenance thereof) relating thereto, nor shall Landlord be required to provide any services to the Ramp Space.

(d) The privileges granted Tenant under this Section 9.10 merely constitute a license and shall not, now or at any time after the installation of the Ramp Space, be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof. The license granted to Tenant in this Section 9.10 shall continue until and automatically

*	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. For so long as this Lease shall be in full force and effect, Landlord will not terminate the license granted to Tenant hereby. Upon request by Landlord following the expiration or sooner termination of this Lease and the license granted to Tenant in this Section 9.10, Tenant, at Tenant’s expense, shall promptly execute and deliver to Landlord, in recordable form, any certificate or other document reasonably required by Landlord confirming the termination of Tenant’s right to use the Ramp Space.

ARTICLE 10. INSURANCE

Section 10.1 Tenant, at its expense, shall obtain and keep in full force and effect a policy of commercial general liability insurance under which Tenant is named as the insured and Landlord, Landlord’s managing agent for the Building, and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds, which insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent or any Lessors or Mortgagees named as additional insureds. Tenant’s primary commercial general liability policy shall contain a provision that the policy shall be noncancellable unless twenty (20) days’ written notice shall have been given to Landlord and Landlord shall similarly receive twenty (20) days’ notice of any material change in coverage. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000 per location general aggregate limit; provided, however, that Landlord shall retain the right to require Tenant to increase said coverage to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by prudent landlords of comparable buildings in the City of New York, and provided further that Landlord shall require similar increases of other tenants of space in the Building comparable to the Premises, to the extent Landlord shall then have the right to do so under applicable leases. Tenant shall also obtain and keep in full force and effect during the Term, (a) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “all risk” insurance policies with extended coverage, to Tenant’s Property and Tenant’s Alterations for the full insurable value thereof or on a replacement cost basis; (b) Workers’ Compensation Insurance, as required by law; (c) New York Disability Benefits Law Policy; and (d) such other insurance in such amounts as Landlord, any Mortgagee or Lessor may reasonably require from time to time. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a Best’s Rating” of “A-” and a “Financial Size Category” of at least “XI” or if such ratings are not then in effect, the equivalent thereof.

Section 10.2 (a) The parties hereto do hereby waive, any and all rights of recovery against the other, or against the officers, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party to the extent such loss or damage is insured against under any insurance policy carried by Landlord or

Tenant hereunder. In addition, the parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and subject to obtaining such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, hereby agree not to make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation or consent to waiver provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation or consent to waiver provision. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant’s Alterations (if any) or Tenant’s Property, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant’s business.

(b) As to each party hereto, provided such party’s right of full recovery under the applicable insurance policy is not adversely affected, such party hereby releases the other (its servants, agents, contractors, employees and invitees) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction of the type covered by such insurance with respect to its property by fire or other casualty i.e. in the case of Landlord, as to the Building, and, in the case of Tenant, as to Tenant’s Property and Tenant’s Alterations (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

Section 10.3 On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance required to be carried by Tenant pursuant to this Article 10, including evidence of waivers of subrogation required pursuant to Section 10.2. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty (20) days prior to the expiration of such policy.

ARTICLE 11. DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE

Section 11.1 (a) If the Premises shall be damaged by fire or other casualty, or if the Building shall be so damaged that Tenant shall be deprived of reasonable access to the Premises, Tenant shall give prompt notice thereof to Landlord, and the damage shall be repaired by and at the expense of Landlord to substantially the condition prior to the damage, including Tenant’s Alterations, but excluding Tenant’s Property. Until such repairs shall be substantially completed, Fixed Rent and Additional Rent shall, so long as Tenant shall not be in default beyond applicable grace or notice provisions in the payment or performance of its obligations under this Section 11.1, be reduced in the proportion which the area of the part of the Premises which is neither usable nor used by Tenant bears to the total area of the Premises. Tenant shall pay to Landlord all proceeds of insurance policies covering Tenant’s Alterations, and such proceeds shall be used by Landlord in the repair of Tenant’s Alterations. Landlord shall have no obligation to repair any damage to, or to replace, any of Tenant’s Property.

(b) Concurrently with the collection of any insurance proceeds attributable to damage to Tenant’s Alterations (or the payment by the Tenant to Landlord of an amount equal to such insurance proceeds, pending collection of such proceeds from its insurer), and as a condition precedent to Landlord’s obligation to commence those repairs to Tenant’s Alterations required to be performed by Landlord pursuant to this Section 11.1, Tenant shall pay to Landlord (i) the amount of any deductible under the policy insuring Tenant’s Alterations, and (ii) the amount, if any, by which the cost of repairing and restoring Tenant’s Alterations, as estimated by a reputable independent contractor designated by Landlord, exceeds the available insurance proceeds therefor. The amounts due in accordance with the preceding sentence constitute Additional Rent under this Lease and shall be payable by Tenant to Landlord upon demand.

Section 11.2 (a) Anything contained in Section 11.1 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged by fire or other casualty that, in Landlord’s opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then in any of such events, Landlord may, not later than sixty (60) days following the date of the damage, give Tenant a notice in writing terminating this Lease. If this Lease is so terminated, the Term shall expire upon the tenth (10th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in this Section 11.2, Tenant’s liability for Fixed Rent and Additional Rent shall cease as of the date of such fire or other casualty, and any prepaid portion of Fixed Rent or Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

(b) If this Lease is terminated pursuant to the provisions of this Article 11, then Landlord shall collect the insurance proceeds of policies providing coverage for Tenant’s Alterations as provided in Section 11.1 (a). Landlord shall retain such proceeds to the extent of sums, if any, advanced by Landlord to Tenant with respect to any of Tenant’s Alterations. The balance of such proceeds, if any, shall be paid to Tenant.

Section 11.3 If the Premises are damaged by fire or other casualty and are rendered wholly untenantable thereby, or if the Building shall be so damaged that Tenant shall be deprived of reasonable access to the Premises, and if Landlord shall elect to restore the Premises, Landlord shall, within sixty (60) days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the “Restoration Notice”) to Tenant of the date by which such contractor or architect believes the restoration of the Premises shall be substantially completed. If the Restoration Notice shall indicate that the restoration shall not be substantially completed on or before the date which shall be twelve (12) months following the date of such damage or destruction, Tenant shall have the right to terminate this Lease by giving written notice (the “Termination Notice”) to Landlord not later than thirty (30) days following receipt of the Restoration Notice. If Tenant gives a Termination Notice, this Lease shall be deemed cancelled and terminated as of the date of the giving of the Termination Notice as if such date were the Expiration Date, and Fixed Rent and Additional Rent shall be apportioned and shall be paid or refunded, as the case may be up to and including the date of such damage or destruction. Notwithstanding anything set forth to the contrary in this Article 11, in the event that a fire or other casualty rendering the Premises wholly untenantable shall occur during the final year of the Term, either Landlord or Tenant may terminate this Lease by giving the other party a Termination Notice as set forth herein.

Section 11.4 This Article 11 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

ARTICLE 12. EMINENT DOMAIN

Section 12.1 If (a) all of the floor area of the Premises, or so much thereof as shall render the Premises wholly untenantable or not reasonably sufficient for Tenant to continue the normal and practical operation of its business, shall be acquired or condemned for any public or quasi-public use or purpose, or (b) a portion of the Real Property, not including the Premises, shall be so acquired or condemned, but by reason of such acquisition or condemnation, Tenant no longer has means of access to the Premises, then this Lease and the Term shall end as of the date of the vesting of title with the same effect as if that date were the Expiration Date. In the event of any termination of this Lease and the Term pursuant to the provisions of this Article 12, Fixed Rent and Additional Rent shall be apportioned as of the date of sooner termination and any prepaid portion of Fixed Rent or Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 12.2 In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations, and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 12.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property included in such taking and for any moving expenses, provided such award shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award made by it to Landlord.

Section 12.3 If only a part of the Real Property shall be so acquired or condemned then, subject to Section 12.1, this Lease and the Term shall continue in force and effect. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated, Landlord, at Landlord’s expense, shall restore that part of the Premises not so acquired or condemned so as to constitute tenantable Premises. From and after the date of the vesting of title, Fixed Rent and Additional Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation.

ARTICLE 13. ASSIGNMENT AND SUBLETTING

Section 13.1 Except as otherwise expressly provided herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, nor sublet (nor underlet), nor suffer, nor permit the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without the prior written consent of Landlord in each instance. If this Lease is assigned, or if the Premises or any part thereof are sublet or occupied by anybody other than Tenant, or if this Lease or the Premises or Tenant’s personal property are encumbered (whether by operation of law or otherwise) without Landlord’s consent, then Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to Fixed Rent and Additional Rent, but no assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of the provisions hereof, the acceptance by Landlord of the assignee, subtenant or occupant as a tenant, or a release by Landlord of Tenant from the further performance by Tenant its obligations under this Lease, and Tenant shall remain fully liable therefor. The consent by Landlord to any assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void.

Section 13.2 If Tenant shall, at any time or from time to time, during the Term desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice (a “Tenant’s Notice”) thereof to Landlord, which Tenant’s Notice shall set forth: (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective and any consideration Tenant would receive under such assignment, (b) with respect to a sublet of all or a part of the Premises (i) the dates upon which Tenant desires the sublease term to commence and expire, (ii) the rental rate and other material business terms upon which Tenant would sublet such premises, and (iii) a description of the Premises showing the portion to be sublet, the effective or commencement date of which shall be not less than sixty (60) nor more than one hundred and eighty (180) days after the giving of such notice, (c) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (d) current financial information with respect to the proposed assignee or subtenant, including its most recent financial report, and (e) a true and complete copy of the proposed assignment or sublease and any other agreements relating thereto. Tenant’s Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, (I) sublease such space (the “Leaseback Space”) from Tenant upon the terms and conditions set forth in Section 13.4, or terminate the Lease with respect to only the Leaseback Space, or (II) if the proposed transaction is (1) an assignment of this Lease or (2) a subletting of fifty percent (50%) or more of the rentable area of the Premises, terminate this Lease. Said options may be exercised by Landlord by notice given to Tenant at any time within thirty (30) days after Tenant’s Notice has been given by Tenant to Landlord, and during such thirty-day period, Tenant shall not assign this Lease nor sublet such space to any Person other than Landlord.

Section 13.3 If Landlord exercises its option to terminate this Lease with respect to all or a portion of the Premises pursuant to Section 13.2, then this Lease shall end and expire on the date that such assignment or sublease was to be effective or commence, as the case may be, and the Fixed Rent and Additional Rent due hereunder shall be paid and apportioned to such date. In such event, Landlord and Tenant, upon request of either party, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth appropriate modifications, if any, to the terms and provisions hereof. Following such termination, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant.

Section 13.4 If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at a rental rate equal to the product of (i) the lesser of (A) the rental rate per rentable square foot of Fixed Rent and Additional Rent then payable pursuant to this Lease, or (B) the rental rate per rentable square foot of rent and additional rent set forth in Tenant’s Notice, multiplied by (ii) the number of rentable square feet of the Leaseback Space, and shall be for the same term as that of the proposed subletting, and such sublease shall:

(a) be upon such other terms and conditions as are contained in Tenant’s Notice, and be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease, except such as are irrelevant or inapplicable, and except as expressly set forth in this Article 13 to the contrary;

(b) give the subtenant the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease, and if the proposed sublease will result in all or substantially all of the Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the Term of this Lease less one day;

(c) provide that any assignee or further subtenant of Landlord or its designee, may, at Landlord’s option, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease; provided, however, that such assignee or subtenant shall, at its expense, repair any damage and injury caused by such removal; and

(d) provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or sublease by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord’s uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant shall, at Tenant’s expense, at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (iv) Landlord may, at Tenant’s expense, make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the subtenant to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

Section 13.5 (a) If Landlord exercises its option to sublet the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord, except as to any obligation which arises out of or results from the negligence or willful misconduct of Tenant, or any of its agents, servants or employees.

(b) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

(c) Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord (or Landlord’s designee).

(d) Any consent required of Tenant, as Landlord under the sublease, shall be deemed granted if consent with respect thereto is granted by Landlord under this Lease, and any failure of Landlord (or its designee) to comply with the provisions of the sublease other than with respect to the payment of Fixed Rent and Additional Rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord shall have consented to such non-compliance.

Section 13.6 In the event Landlord does not exercise either option provided to it pursuant to Section 13.2, and provided that no Event of Default shall have occurred and be continuing under this Lease as of the time Landlord’s consent is requested by Tenant, Landlord’s consent (which must be in writing and in form and substance satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed; provided, however, that:

(a) Tenant shall have complied with the provisions of Section 13.2 and Landlord shall not have exercised any of its options thereunder within the time permitted therefor;

(b) In Landlord’s judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (i) is in keeping with the then standards of the Building, and (ii) does not violate the restrictions set forth in Article 2;

(c) The proposed assignee or subtenant is a reputable Person with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with evidence thereof reasonably satisfactory to Landlord;

(d) In the event Landlord has space in the Building available for lease, then (i) neither the proposed assignee or subtenant nor any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant, is then an occupant of any part of the Building, and (ii) the proposed assignee or subtenant is not a Person (or Affiliate of a Person) with whom Landlord or Landlord’s agent is then, or has been within the previous six (6) month period, negotiating in connection with rental of space in the Building;

(e) The form of the proposed sublease or instrument of assignment shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 13, and Tenant shall deliver a true and complete original, fully executed counterpart of such sublease or other instrument to Landlord promptly upon the execution and delivery thereof;

(f) Tenant and its proposed subtenant or assignee, as the case may be, shall execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, setting forth the terms and conditions upon which Landlord shall have granted its consent to such assignment or subletting, and the agreement of Tenant and such subtenant or assignee, as the case may be, to be bound by the provisions of this Article 13;

(g) There shall not be more than five (5) occupants of the Premises (including Tenant);

(h) The amount of the aggregate rent to be paid by the proposed subtenant shall not be less than the then current market rent per rentable square foot for the Premises, determined as though the Premises were vacant, and the rental and other terms and conditions of the sublease shall be substantially the same as those contained in Tenant’s Notice;

(i) Tenant shall reimburse Landlord, as Additional Rent upon demand, for (A) the actual, out-of-pocket costs and expenses incurred by Landlord in connection with the assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and the cost of reviewing plans and specifications proposed to be made in connection therewith, and (B) Landlord’s reasonable legal fees and disbursements incurred in connection with the granting of any requested consent and the preparation of Landlord’s written consent to the sublease or assignment;

(j) Tenant shall not have (i) advertised or publicized in any way the availability of the Premises without prior notice of and approval by Landlord, or (ii) listed the Premises for sublease or assignment with a broker, agent or otherwise at a rental rate less than the fixed rent and additional rent at which Landlord is then offering to lease comparable space in the Building;

(k) The proposed occupancy shall not impose an extra burden upon services to be supplied by Landlord to Tenant, unless Tenant and such proposed subtenant or assignee shall agree with Landlord in writing to pay the costs of such additional services; and

(1) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

Except for any sublease by Tenant to Landlord or its designee pursuant to this Article 13, each sublease pursuant to this Section 13.6 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease to Landlord or any such sublease to any other subtenant, or any acceptance of Fixed Rent or Additional Rent by Landlord from any subtenant, Tenant will remain fully liable for the payment of the Fixed Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on Tenant’s part to be observed and performed, and for all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise either of its options under Section 13.2, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant arising from or in connection with such proposed assignment or subletting, or by any brokers or other Persons (with whom Tenant or its proposed assignee or subtenant may have dealt) claiming a commission or similar compensation in connection with the proposed assignment or sublease.

Section 13.7 In the event that (a) Landlord fails to exercise either of its options under Section 13.2 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred twenty (120) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 13.2 before assigning this Lease or subletting all or part of the Premises.

Section 13.8 With respect to each and every sublease authorized by Landlord under the provisions of this Lease, it is further agreed that:

(a) No sublease shall be for a term ending later than one day prior to the Expiration Date of this Lease;

(b) No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord and approved in writing by Landlord; and

(c) Each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month’s Fixed Rent or of any Additional Rent, or (iv) be obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Article 13. The provisions of this Article 13 shall be self-operative and no further instrument shall be required to give effect to this provision.

Section 13.9 If Landlord shall consent to any assignment of this Lease or to any sublease, or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent:

(a) In the case of an assignment, on the effective date of the assignment, an amount equal to (i) all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including sums paid for Tenant’s Property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof, determined on the basis of Tenant’s federal income tax returns) less (ii) all expenses reasonably and actually incurred by Tenant on account of brokerage commissions and attorneys’ fees in connection with such assignment; or

(b) In the case of a sublease, an amount equal to (i) all rents, additional charges or other consideration payable to Tenant under the sublease in excess of the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including sums paid for the sale or rental of Tenant’s Property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof, determined on the basis of Tenant’s federal income tax returns) less (ii) all expenses reasonably and actually incurred by Tenant on account of brokerage commissions and attorneys’ fees in connection with such sublease. The sums payable under this clause shall be paid by Tenant to Landlord as Additional Rent as and when payable by the subtenant to Tenant.

Section 13.10 (a) If Tenant is a corporation (but not a public corporation), the provisions of Section 13.1 shall apply to a transfer (by one or more transfer(s)), of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease. It is expressly understood that the term “transfer(s)” shall be deemed to include the issuance of new stock which results in a majority of the stock of Tenant being held by Persons which do not hold a majority of the stock of Tenant on the date hereof. The foregoing shall not apply to, and Landlord’s consent shall not be required for, transactions with a corporation or other business entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred; provided, however, that (i) such transfer shall have been made for a legitimate independent business purpose and not for the principal purpose of transferring this Lease, (ii) the successor to Tenant shall have a net worth, computed in accordance with generally accepted accounting principles, at least equal to the greater of (A) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (B) the net worth of Tenant herein named on the date of this Lease, and (iii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

(b) If Tenant is a partnership, the provisions of Section 13.1 shall apply to a transfer (by one or more transfers) of a majority interest in the partnership, as if such transfer were an assignment of this Lease.

(c) The limitations set forth in this Section 13.10 shall be deemed to apply to subtenant(s), assignee(s) and Guarantor(s) of this Lease, if any, and any transfer by any such Person in violation of this Section 13.10 shall be deemed to be a transfer in violation of Section 13.1.

(d) A modification, amendment or extension of a sublease shall be deemed a sublease for the purposes of Section 13.1, and a takeover agreement shall be deemed a transfer of this Lease for the purposes of Section 13.1.

Section 13.11 Tenant may, without Landlord’s consent, but upon not less than ten (10) days’ prior notice to Landlord, permit any Affiliate of Tenant to sublet all or part of the Premises for any Permitted Use, or assign this Lease to any Affiliate, subject however to compliance with Tenant’s obligations under this Lease. Such sublease shall not be deemed to vest in any such Affiliate any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder.

Section 13.12 (a) Any assignment or transfer, whether made with Landlord’s consent pursuant to Section 13.1 or without Landlord’s consent to the extent permitted under Sections 13.10 and 13.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed from and after the effective date of such assignment or transfer, and whereby the assignee shall agree that the provisions in Section 13.1 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers.

(b) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, extending the time, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, to enforce any of the obligations of this Lease.

(c) The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege extended by Landlord, revocable at Landlord’s will by notice to Tenant, provided that Landlord shall not unreasonably revoke such privilege as to any Affiliate of Tenant, or any subtenant of Tenant or assignee of this Lease approved by Landlord pursuant to this Article 13.

ARTICLE 14. ACCESS TO PREMISES

Section 14.1 Tenant shall permit Landlord, Landlord’s agents and public utilities servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises, provided that Landlord will not thereby reduce the rentable area of the Premises, other than to a de minimis extent. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (except no such prior notice shall be required in case of emergency), which notice may be oral, to examine the same, to show them to prospective purchasers, Mortgagees, Lessors or lessees of the Building and their respective agents and representatives or prospective tenants of the Premises, and to make such repairs, alterations, improvements or additions (a) as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building, or (b) which Landlord may elect to perform following Tenant’s failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (c) for the purpose of complying with Legal Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and Fixed Rent and Additional Rent will not be abated while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise.

Section 14.2 If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible, Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

Section 14.3 Landlord shall have the right from time to time to alter the Building and, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known; provided, however, that Landlord shall not make any permanent alterations which will deny or substantially interfere with Tenant’s access to the Premises from the public areas of the Building. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances other than doors and entrances solely servicing the Premises), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair. Landlord shall use reasonable efforts to minimize interference with Tenant’s access to and use and occupancy of the Premises in connection with any actions by Landlord permitted under this Section 14.3; provided, however, that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

ARTICLE 15. CERTIFICATE OF OCCUPANCY

Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon five (5) days’ written notice from Landlord or any Governmental Authority, immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a material covenant of this Lease and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Articles 16 and 17.

ARTICLE 16. DEFAULT

Section 16.1 Each of the following events shall be an “Event of Default” hereunder:

(a) if Tenant defaults in the payment when due of any installment of Fixed Rent, or in the payment when due of any Additional Rent, and such default continues for a period of five (5) days after notice thereof from Landlord; provided, however, that if Tenant shall default after such notice in the timely payment of Fixed Rent or Additional Rent, and any such Event of Default shall occur more than three (3) times in any period of 12 months, then, notwithstanding that such Events of Default shall have each been cured within the applicable period provided above, upon any further similar default, Landlord may serve a three days’ notice of termination upon Tenant without affording to Tenant an opportunity to cure such further default; or

(b) if Tenant’s interest in this Lease is transferred in violation of Article 13; or

(c) if the Premises or a substantial portion thereof becomes permanently vacant or abandoned; or

(d) (i) if Tenant or any Guarantor admits in writing its inability to pay its debts as they become due; or

(ii) if Tenant or any Guarantor commences or institutes any case, proceeding or other action (A) seeking relief as a debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(iii) if Tenant or any Guarantor makes a general assignment for the benefit of creditors; or

(iv) if any case, proceeding or other action is commenced or instituted against Tenant or any Guarantor (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which either (A) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (B) remains undismissed for a period of one hundred twenty (120) days; or

(v) if any case, proceeding or other action is commenced or instituted against Tenant or any Guarantor seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within one hundred twenty (120) days from the entry thereof; or

(vi) if Tenant or any Guarantor takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (ii), (iii), (iv) or (v) of this Subsection 16.1(d); or

(vii) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant or any Guarantor, which appointment is not vacated or effectively stayed within seven (7) Business Days, or if any such vacating or stay does not thereafter remain in effect; or

(e) if Tenant defaults in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant fails to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or, if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days, if Tenant fails to commence to remedy such default within such thirty-day period, or fails thereafter to diligently prosecute to completion all steps necessary to remedy such default;

(f) if Tenant or any Affiliate of Tenant defaults beyond applicable grace and notice periods in the payment of any fixed rent or additional rent under any other lease of space in the Building, or if any such lease is terminated by Landlord as a result of a default by the tenant thereunder;

(g) if Tenant fails to deliver the Replacement Guaranty (as defined in Section 29.1), duly executed and acknowledged by Successor, within ten (10) Business Days after the Effective Date; or

(h) if any Guarantor defaults beyond applicable grace and notice periods in the payment or performance of any of its obligations under any Guaranty.

Section 16.2 (a) If an Event of Default occurs, Landlord may at any time thereafter give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than seven (7) days after the giving of such notice. If Landlord gives such notice, this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date set forth in such notice were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable as hereinafter provided. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(d), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on seven (7) days’ notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said seven (7) day period this Lease shall cease and expire as set forth above and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

Section 16.3 If, at any time, (a) Tenant shall comprise two (2) or more Persons, (b) Tenant’s obligations under this Lease shall have been guaranteed by any Person other than Tenant, or (c) Tenant’s interest in this Lease shall have been assigned, the word “Tenant,” as used in Section 16.1(d), shall be deemed to mean any one or more of the Persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(d) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Fixed Rent and/or Additional Rent or a waiver on the part of Landlord of any rights under this Lease.

ARTICLE 17. REMEDIES AND DAMAGES

Section 17.1 (a) If an Event of Default shall occur, and this Lease and the Term shall expire and come to an end as provided in Article 16:

(i) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by legal force or other legal means (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other Persons from the Premises and remove any and all of their property and effects from the Premises; and

(ii) Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(b) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all Persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such Persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any Persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 17.2 (a) If this Lease and the Term shall expire and come to an end as provided in Article 16, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of such events:

(i) Tenant shall pay to Landlord all Fixed Rent and Additional Rent payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

(ii) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (the “Deficiency”) between (A) Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (B) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 17.1(a)(ii) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and with such reletting including all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting). Tenant shall pay the Deficiency in monthly installments on the days specified in this Lease for payment of installments of Fixed Rent, and Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise. No suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(iii) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal (A) to the amount by which the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry) exceeds (B) the then fair and reasonable rental value of the Premises, including Additional Rent for the same period, both discounted to present value at the rate of four percent (4%) per annum less (C) the aggregate amount of Deficiencies previously collected by Landlord pursuant to the provisions of Section 17.2(a)(ii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, Landlord shall have relet the Premises or any part thereof for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of net rents collected in connection with such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(b) If Landlord shall relet the Premises, or any part thereof, together with other space in the Building, the net rents collected under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Nothing contained in Article 16 or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.

ARTICLE 18. FEES AND EXPENSES

Section 18.1 If an Event of Default shall occur under this Lease or if Tenant shall do or permit to be done any act or thing upon the Premises which would cause Landlord to be in default under any Superior Lease or Mortgage, or if Tenant shall fail to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may, after reasonable prior notice to Tenant except in an emergency, perform the same for the account of Tenant or make any expenditure or incur any obligation for the payment of money for the account of Tenant. All amounts expended by Landlord in connection with the foregoing, including reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding or recovering possession, and the cost thereof, with interest thereon at the Default Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor.

Section 18.2 If Tenant shall fail to pay any installment of Fixed Rent and/or Additional Rent when due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent and/or Additional Rent, as the case may be, as a late charge and as Additional Rent, a sum equal to interest at the Default Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.

ARTICLE 19. NO REPRESENTATIONS BY LANDLORD

Except as expressly set forth in this Lease, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to (a) the rentable and usable areas of the Premises or the Building, (b) the amount of any current or future Labor Rates or Taxes, (c) the compliance with applicable Requirements of the Premises or the Building, or (d) the suitability of the Premises for any particular use or purpose. No rights, easements or licenses are acquired by Tenant under this Lease, by implication or otherwise, except as expressly set forth herein. This Lease (including any Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all understandings and agreements previously made between Landlord and Tenant are merged in this Lease, which alone fully and completely expresses their agreement. Tenant is entering into this Lease after full investigation, and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

ARTICLE 20. END OF TERM

Section 20.1 Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom-clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property and the Designated Alterations from the Premises as required under Section 3.3, and this obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the Business Day immediately preceding. Tenant expressly waives, for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20.

Section 20.2 Tenant acknowledges that Tenant or any subtenant of Tenant remaining in possession of the Premises after the expiration or earlier termination of this Lease would create an unusual hardship for Landlord and for any prospective tenant. Tenant, therefore, covenants that if for any reason Tenant or any subtenant of Tenant shall fail to vacate and surrender possession of the Premises or any part thereof on or before the expiration or earlier termination of this Lease and the Term, then Tenant’s continued possession of the Premises shall be as a “month-to-month” tenant, during which time, without prejudice and in addition to any other rights and remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over, an amount equal to (i) one hundred fifty percent (150%) of the total monthly amount of Fixed Rent and Additional Rent payable hereunder immediately prior to such termination (the “Existing Rent”) for the first thirty (30) days during which Tenant holds over, and (ii) two hundred percent (200%) of the Existing Rent thereafter. The provisions of this Section 20.2 shall not in any way be deemed to (a) permit Tenant to remain in possession of the Premises after the Expiration Date or sooner termination of this Lease or (b) imply any right of Tenant to use or occupy the Premises upon expiration or termination of this Lease and the Term, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 20. Tenant’s obligations under this Article shall survive the expiration or earlier termination of this Lease.

ARTICLE 21. QUIET ENJOYMENT

Provided no Event of Default has occurred and is continuing, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any Person lawfully claiming through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE 22. NO WAIVER; NON-LIABILITY

Section 22.1 No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and, subject to the provisions of Section 10.2, neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise.

Section 22.2 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent and/or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or any Additional Rent shall be deemed to be other than on account of the next installment of Fixed Rent or Additional Rent, as the case may be, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy in this Lease provided. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

Section 22.3 (a) Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 5). Nothing in the foregoing shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 28 in order to recoup for payments made to compensate for losses of third parties.

(b) If, at any time or from time to time, any windows of the Premises are temporarily closed, darkened or bricked-up for any reason whatsoever, or any of such windows are permanently closed, darkened or bricked-up if required by any Legal Requirement or related to any construction upon property adjacent to the Real Property by parties other than Landlord, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or Additional Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction or constructive eviction of Tenant from the Premises.

ARTICLE 23. WAIVER OF TRIAL BY JURY

The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

ARTICLE 24. INABILITY TO PERFORM

This Lease and the obligation of Tenant to pay Fixed Rent and Additional Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed will not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, or by any cause whatsoever reasonably beyond Landlord’s control, including laws, governmental preemption in connection with a national emergency or by reason of any Legal Requirements or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (“Unavoidable Delays”).

ARTICLE 25. BILLS AND NOTICES

Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt), sent by a nationally recognized overnight courier service, or sent by registered or certified mail (return receipt requested) and addressed:

if to Tenant, (a) at Tenant’s address at the Premises, with a copy to: Global Crossing Telecommunications, Inc., 1080 Pittsford-Victor Road, Pittsford, New York 14534, Attention: Real Estate Group, with a copy to: Global Crossing Ltd., 200 Park Avenue, Florham Park, New Jersey 07932, Attention: Office of the General Counsel, or (b) at any place where Tenant or any agent or employee or Tenant may be found if mailed subsequent to Tenant’s abandoning or surrendering the Premises; or

if to Landlord, as follows: 111 Chelsea LLC, c/o Taconic Investment Partners LLC, 111 Eighth Avenue, New York, New York 10011, Attention: Mr. Paul Pariser, with a copy to: Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention: Eric Asmundsson, Esq.

Any such bill, statement, consent, notice, demand, request or other communication given as provided in this Article 25 shall be deemed to have been rendered or given (i) on the date when it shall have been hand delivered, (ii) three (3) Business Days from the date when it shall have been mailed, or (iii) one (1) Business Day from the date when it shall have been sent by overnight courier service.

ARTICLE 26. RULES AND REGULATIONS

Landlord reserves the right, from time to time, to adopt additional reasonable and non-discriminatory Rules and Regulations and to amend the Rules and Regulations then in effect. Tenant and Tenant’s contractors, employees, agents, and licensees shall comply with the Rules and Regulations, as so supplemented or amended. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. Landlord will not discriminate against Tenant in its enforcement of the Rules and Regulations. If there shall be any inconsistencies between this Lease and the Rules and Regulations, the provisions of this Lease shall prevail.

ARTICLE 27. BROKER

Section 27.1 Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than CB/Richard Ellis, Inc. (“Broker”) and that to the best of its knowledge and belief, no other broker, finder or similar Person procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. Landlord has agreed to pay a commission to Broker pursuant to a separate written agreement.

Section 27.2 Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, or the above representation being false. The provisions of this Article 27 shall survive the expiration or earlier termination of the Term of this Lease.

ARTICLE 28. INDEMNITY

Section 28.1 Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Legal Requirement, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall defend, indemnify and save harmless Landlord from and against (a) all claims of whatever nature against Landlord arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, except to the extent resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, or contractors, (c) all claims against Landlord arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant’s agents, employees, and (d) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

Section 28.2 Tenant agrees to defend, indemnify and hold harmless Landlord and any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord, from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Landlord or any such party directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises or in the Building which is caused or permitted by Tenant, and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises or the Building. The provisions of this Section 28.2 shall survive the expiration or sooner termination of this Lease.

ARTICLE 29. GUARANTY

Section 29.1 On or before the date of execution and delivery of this Lease, Tenant will deliver to Landlord the Guaranty, in the form of Exhibit C to this Lease. If such date is prior to the Effective Date, then the Guarantor shall be Global Crossing Holdings Ltd.; provided that within ten (10) Business Days after the Effective Date, Tenant shall cause Successor to execute and deliver to Landlord a replacement Guaranty, in the form of Exhibit C (the “Replacement Guaranty”), along with proof, reasonably satisfactory to Landlord, that

Successor is the successor to all of the assets and business of Global Crossing Holdings Ltd. Time shall be of the essence as to Tenant’s obligation to deliver the Replacement Guaranty within ten (10) Business Days after the Effective Date.

ARTICLE 30. SECURITY DEPOSIT

Section 30.1 Tenant has deposited with Landlord the sum of [*] and [*]/100 Dollars ($[*]) as security for the full and faithful performance of all of the obligations of Tenant under this Lease (all or any part of such amount, the “Security Deposit”). If an Event of Default shall occur under this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Fixed or Additional Rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such Event of Default, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of such Event of Default. Tenant shall, within five (5) Business Days after notice from Landlord, deposit with Landlord cash or a letter of credit in an amount sufficient to restore the Security Deposit to the amount then required pursuant to the terms of this Article 30. Tenant’s obligation to make such payment shall be deemed a requirement that Tenant pay an item of Additional Rent, and Tenant’s failure to do so shall be a breach of this Lease. Landlord shall not, unless otherwise required under applicable Law, pay interest to Tenant on the Security Deposit, and if Landlord is required to maintain the Security Deposit in an interest bearing account, Landlord will retain the maximum amount permitted under applicable Laws as a bookkeeping and administrative charge. Tenant shall not assign or encumber any part of the Security Deposit, and no assignment or encumbrance by Tenant of all of any part of the Security Deposit shall be binding upon Landlord, whether made prior to, during, or after the Term. Landlord shall not be required to exhaust its remedies against Tenant or against the Security Deposit before having recourse to any other form of security held by Landlord, and recourse by Landlord to any portion of the Security Deposit shall not affect any remedies of Landlord provided in this Lease or available to Landlord under applicable Laws. So long as no Event of Default shall then have occurred and be continuing, the Security Deposit or any balance thereof shall be returned to Tenant reasonably promptly after the expiration or sooner termination (other than a termination pursuant to Article 16) of the Term and Tenant’s surrender to Landlord of the Premises.

*	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 30.2 Tenant shall use all commercially reasonable efforts, subject to any required consents, approvals or authorizations from the Bankruptcy Court, to replace the cash Security Deposit deposited with Landlord pursuant to Section 30.1 with a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) issued by and drawn upon any commercial bank, trust company, national banking association or savings and loan association having offices for banking and drawing purposes in the City of New York and which is a member of the New York Clearinghouse Association (the “Issuing Bank”). The Issuing Bank (or its parent company) shall have outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody’s Investors Service and “AA” or better by Standard & Poor’s Corporation, and has combined capital, surplus and undivided profits of not less than $500,000,000.00. The Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Landlord (and substantially as shown on Exhibit F to this Lease), be for the account of Landlord, be in the amount of the Security Deposit then required to be deposited hereunder, and be fully transferable by Landlord to successor owners of the Building without the payment of any fees or charges, it being agreed that if any such fees or charges shall be so imposed, then such fees or charges, shall be paid by Tenant. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term, unless the Issuing Bank sends notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than thirty (30) days prior to the then expiration date of the Letter of Credit that the Issuing bank elects not to have such Letter of Credit renewed. Additionally, the Letter of Credit shall provide that Landlord shall have the right, exercisable at any time after Landlord’s receipt of the Non-Renewal Notice, by sight draft on the Issuing Bank, to receive the monies represented by the existing Letter of Credit and to hold such proceeds pursuant to the terms of this Article 30 as a cash security deposit pending the replacement Letter of Credit. If an Event of Default shall have occurred and be continuing under any provision of this Lease, including the provisions relating to the payment of Fixed Rent and Additional Rent, Landlord may apply or retain the whole or any pan of the cash security so deposited or may notify the Issuing Bank and thereupon receive all the monies represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds as provided in this Section 30.2. Any portion of the cash proceeds of the Letter of Credit not so used or applied by Landlord in satisfaction of the obligations of Tenant as to which such Event of Default shall have occurred shall be deposited by Landlord and retained as a cash security deposit as provided in Section 30.1. If Landlord applies or retains any part of the cash security or proceeds of the Letter of Credit, as the case may be, Tenant shall, within five (5) Business Days after written demand, deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit required pursuant to Section 30.1 on hand at all times during the Term. So long as no Event of Default shall then have occurred and be continuing, the Letter of Credit shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord. In the event of a sale or lease of Landlord’s interest in the Premises, within thirty (30) days of notice of such sale or leasing, Tenant, at Tenant’s expense, shall arrange for the transfer of the Letter of Credit to the new landlord, as designated by Landlord, or have the Letter of Credit reissued in the name of the new landlord, and Landlord shall thereupon be released by Tenant from all liability for the return of the Letter of Credit; provided, however, that if the Letter of Credit is reissued, Landlord shall return the original Letter of Credit issued in Landlord’s name to Tenant.

ARTICLE 31. RENT MODIFICATIONS

Section 31.1 In consideration of certain transactions associated with the termination of the lease with Prior Tenant, Landlord hereby agrees that, so long as no Event of Default shall have occurred and be continuing under this Lease, Landlord hereby agrees to be responsible for, and Tenant shall not be obligated to pay, a portion of the Fixed Rent payable by Tenant hereunder, in the following amounts during the following periods:

(a) [*] and [*]/100 Dollars ($[*]) per annum ($[*] per month) for the period commencing on the Commencement Date and ending on [*];

(b) [*] and [*]/100 Dollars ($[*]) per annum ($[*] per month) for the period commencing on [*] and ending on [*];

(c) During the period commencing on [*] and ending on [*], [*] and [*]/100 Dollars ($[*]);

(d) [*] and [*]/100 Dollars ($[*]) per annum ($[*] per month) for the period commencing on [*] and ending on [*];

(e) During the period commencing on [*] and ending on [*], [*] and [*]/100 Dollars ($[*]); and

(f) [*] and [*]/100 Dollars ($[*]) per annum ($[*] per month) for the period commencing on [*] and ending on the Expiration Date.

Section 31.2 Upon the occurrence and during the continuation of an Event of Default, and following any termination of this Lease as a consequence of any Event of Default, Tenant shall be obligated to pay Fixed Rent in the full amounts set forth in Section 1.1, without giving effect to the provisions of this Section 31.2.

*	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 32. MISCELLANEOUS

Section 32.1 (a) The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and the transferee of Landlord’s interest in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease. Prior to any such sale, conveyance, assignment or transfer, the liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Exculpated Parties (defined below) in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

(b) Notwithstanding anything contained herein to the contrary, Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and no partner, shareholder, director, officer, principal, employee or agent, directly or indirectly, of Landlord (collectively, the “Exculpated Parties”) shall be personally liable for the performance of Landlord’s obligations under this Lease. Tenant shall not seek any damages against any of the Exculpated Parties.

Section 32.2 Wherever in this Lease Landlord’s consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

Section 32.3 (a) All of the Exhibits attached to this Lease are incorporated in and made a part of this Lease, but in the event of any conflict or inconsistency between the provisions of this Lease and the Exhibits, the provisions of this Lease shall control. As used in this Lease, unless expressly stated to the contrary: (i) the words “include”, “includes”, or “including” shall be deemed to be followed by the words “without limitation”, (ii) personal pronouns shall be deemed to include the other genders and the singular to include the plural, (iii) all references to notices to be given by or to a party shall be deemed to refer to written notices, (iv) all Article, Section and Exhibit references shall be deemed references to the Articles, Sections and Exhibits of this Lease, (v) if a party has agreed in this Lease that it will not unreasonably withhold its consent or approval, such consent or approval shall not be unreasonably conditioned or delayed, (vi) whenever a financial obligation is stated to be at a party’s expense, such obligation shall be at such party’s sole cost and expense, and (vii) when a period of time is stated in this Lease as commencing or ending on specified dates, such period of time shall be deemed (A) inclusive of such stated commencement and ending dates, and (B) to commence at 12:00 a.m. Eastern Time on such stated commencement date and to end at 11:59 p.m. Eastern Time on such stated ending date. The captions used in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision hereof.

(b) This Lease shall be governed in all respects by the laws of the State of New York applicable to agreements executed in and to be performed wholly within said State.

(c) If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(d) If at the commencement of, or at any time or times during the Term of this Lease, the Fixed Rent and Additional Rent reserved in this Lease shall not be fully collectible by reason of any Legal Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (i) Fixed Rent and Additional Rent shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (ii) Tenant shall pay to Landlord, if legally permissible, an amount equal to (A) the items of Fixed Rent and Additional Rent which would have been paid pursuant to this Lease but for such legal rent restriction less (B) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

(e) The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

Section 32.4 Except as expressly provided to the contrary in this Lease, Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of New York or the Federal courts sitting in New York City; and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant hereby irrevocably appoints the Secretary of the State of New York as its authorized agent upon which process may be served in any such action or proceeding.

Section 32.5 Tenant hereby irrevocably waives, with respect to itself and its property, any diplomatic or sovereign immunity of any kind or nature, and any immunity from the jurisdiction of any court or from any legal process, to which Tenant may be entitled, and agrees not to assert any claims of any such immunities in any action brought by Landlord under or in connection with this Lease. Tenant acknowledges that the making of such waivers, and Landlord’s reliance on the enforceability thereof, is a material inducement to Landlord to enter into this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

LANDLORD:	111 CHELSEA LLC

	By:	Taconic Chelsea Holdings LLC, managing member

		By:	Taconic SL Principals LLC, managing member

			By:	/s/ Paul Pariser
Paul E. Pariser, Principal

TENANT:	GLOBAL CROSSING TELECOMMUNICATIONS, INC.

	By:	/s/ David J. Showerman
	Name:	David J. Showerman
	Title:	VP, Real Estate

Tenant’s Federal Tax Identification Number:

36-3098226

EXHIBIT A

FLOOR PLAN OF THE PREMISES

The floor plan that follows is intended solely to identify the general outline of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

[DEPICTION OF FLOOR PLAN]

EXHIBIT B

RULES AND REGULATIONS

1. The rights of tenants in the entrances, corridors, elevators of the Building are limited to ingress to and egress from tenants’ premises for tenants and their employees, licenses and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to such tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of tenants, in such manner as it reasonably deems best for the benefit of tenants generally.

2. Tenant’s employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

3. Tenant shall not alter the exterior appearance of the Building by installing signs, advertisements, notices or other graphics on exterior walls, without prior written permission from Landlord. Similarly, electrical fixtures hung in offices or other spaces along the perimeter of the Building which affect its exterior appearance must be fluorescent and a quality, type, design and bulb color, previously approved in writing by Building management.

4. Subject to Section 11.2 of this Lease, the cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

5. Except as specifically provided in the Lease, Tenant shall have no right of access to the roof of the Building and shall not install, repair or replace any satellite dish, antennae, fan, air conditioner or other devices on the roof of the Building without the prior written consent of Landlord. Any such device installed without such written consent shall be subject to removal, at Tenant’s expense, without notice, at any time.

6. Exterior signs on doors and any directory tablet must be approved by Landlord, which approval shall not be unreasonably withheld.

7. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are permitted by Landlord shall be used in any tenant’s premises.

8. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building. The water and service closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

9. Tenant shall not disturb others. This rule prohibits any noise audible from the hallway, adjoining office suites or outside whether created by musical instruments, radios, television sets, group activities or any other source. Notwithstanding the foregoing, Tenant may hold holiday parties and other parties and receptions in the Premises, provided that Tenant shall not unreasonably disturb any other tenants or other occupants of the Building.

10. All hand trucks used in the Building shall be equipped with rubber tires and side guards.

11. No tenant shall install wires, conduit, sleeves or similar installations in Building shaftways without prior written consent of Landlord, and as Landlord may direct.

12. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations therein.

13. Tenants shall not permit any cooking or food odors emanating from their demised premises to be detectable in any other portions of the Building.

14. Tenants shall coordinate entrance door locks with the Building’s master lock system. Upon vacating the Building, tenants must return keys to storerooms, offices and toilets or pay replacement costs.

15. All entrance doors in each tenant’s premises shall be left locked when the tenant’s premises are not in use. Entrance doors shall not be left open at any time.

16. Tenants shall not keep pets, bicycles, or other vehicles in their premises without prior written approval by Landlord. Exceptions are made for seeing-eye dogs and conveyances required by handicapped persons.

17. Regular suppliers of outside services must be approved by Building management, which may establish hours or other conditions for entrance to the Building. Such suppliers include vendors of food, spring water, ice, towels, barbering, shoe shining and other products and services.

18. Canvassing, soliciting and peddling of products or services are prohibited in the Building, and tenants shall cooperate with Landlord in attempting to prevent such acts in the Building.

19. Landlord may refuse admission to the Building outside of normal hours to any person not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of normal business hours to register. Tenant’s employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant. Each tenant shall be responsible for all persons for whom such person requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be rejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall in no way be liable to any tenant for injury or loss arising from the admission, exclusion or ejection of any person to or from the tenant’s premises or the Building under the provisions of this rule.

20. Tenant, at its expense, shall cause the Premises to be exterminated from time to time to the reasonable satisfaction of the Building Management Office, and shall employ such exterminators therefor as shall be approved by the Building Management Office. Such service may be provided by Tenant’s own employees, subject to the provisions of Section 4.5.

21. Tenant shall not serve alcoholic beverages in the premises unless Tenant shall have procured host liquor liability insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord and its managing agent as additional insureds.

22. The Building loading docks may be used only for loading and unloading procedures. Tenants may not use the loading dock area for parking. Tenants may not place any dumpsters at the loading docks or any other portion of the Building without the prior written approval of Landlord.

23. No shutdowns of any Building systems will be permitted without prior written approval of Landlord and supervision by the Building engineer.

24. Tenant’s contractors or vendors may not use any space within the Building outside the Premises for storage or moving of materials or equipment or for the location of a field office or facilities for the employees of such contractors or vendors without obtaining Landlord’s prior written approval for each such use. Landlord shall have the right to terminate such use and remove all such contractor’s or vendor’s materials, equipment and other property from such space, without Landlord being liable to tenant or to such contractor or vendor, and the cost of such termination and removal shall be paid by Tenant to Landlord.

25. Tenants are required to have a full service maintenance contract covering their supplemental HVAC, Uninterrupted Power Supply (UPS) and Automatic Transfer systems, and to provide copies of such contracts to the Building management office.

26. The Building reserves the right to restrict the use of certain materials (for example, Omega heads and piping manufactured in The Republic of China) in the Building based on notifications that declare the materials unsafe.

27. Trucks using the Tenant Shipping Platforms on the ground floor of the Building, and the upper floor truck lobbies, will load and discharge at the place or places thereat and therein as indicated by the duly authorized representative of Landlord in charge of such operation.

28. Elevators for freight handling service will be operated during Business Hours on Business Days, unless special arrangement is made with Landlord for operation at other times.

29. The use of the private right of way and the truck elevators will be subject to and under the reasonable direction and control of the duly authorized representative of Landlord in charge of such operation. When in the interest of continuity of service or in the interest of the common service, Tenant’s freight departing from or arriving at the Building by truck may at the direction of Landlord be handled over and through the Tenant Shipping Platforms on the ground floor and the freight elevators. Landlord reserves the right to direct such handling in lieu of truck elevator service.

30. In the interest of preserving the continuity of freight elevator service, freight will not be floored upon the freight elevator, but will at all times be handled and moved upon suitable vehicles of the indoor industrial wheeler type permitting such freight to be economically and expeditiously wheeled on and off the freight elevators. Freight which cannot be handled upon such equipment will be handled in such alternative manner as may be approved by Landlord.

31. (a) The Tenant Shipping Platforms located on first or ground floor of the Building are designed to accomplish the immediate transfer and movement of freight between the freight elevators and trucks. The use of such facility by Tenant or any of its agents, servants, employees, representatives or contractors will be confined to such purpose, under the reasonable direction and control of the duly authorized representative of Landlord in charge of such operation.

(b) No storage or holding of freight on such Tenant Shipping Platforms awaiting the arrival of trucks, or awaiting transfer by Tenant from such Tenant Shipping Platforms to the Premises, will be permitted. No automobiles of Tenant or any Tenant Party may enter on or be stored in any portion of the Building, except in areas designated by Landlord, and provided Tenant pays for such parking at rates designated by Landlord, its agents or parking lessees.

(c) Any violation of this rule or disregard of directions issued by Landlord will give Landlord the right to handle, transfer, remove or store such freight in or to other premises in the Building. When such handling, transfer, removal or storage is performed by Landlord, and when it shall be deemed necessary by Landlord to preserve the continuity of common service provided by this facility, any and all expense will be at Tenant’s expense. Landlord will not be responsible for any loss or damage which any such freight may suffer by such handling, removing or storage.

32. Neither Tenant nor any Tenant Party will at any time be permitted to operate any freight, passenger or truck elevator.

33. The Building is equipped with scuppers for carrying off water which may result from sprinkler operation or other causes. Tenant shall not, under any circumstances, deposit or permit to be deposited sweepings or any other rubbish in such scuppers, and Tenant will keep the scuppers within the Premises at all times free of any and all rubbish, sweepings, and other obstructions of any nature whatsoever.

34. Tenant shall not, under any circumstances, permit the accumulation of sweepings or any other rubbish in the expansion joints of the Building, or in any other portions of the Building outside of the Premises, and all such sweepings or rubbish shall be removed daily by Tenant in such manner as Landlord shall direct. Tenant will keep the Building’s expansion joints free of any and all rubbish, sweepings and any other obstruction of any nature whatsoever. Tenant will not place machinery or equipment in a position so that such machinery or equipment straddles an expansion joint, or erect a partition which intersects an expansion joint, unless one end of such machinery, equipment or partition is free to permit the expansion and contraction of such expansion joint.

35. If any electrical or telephone installations made or operated by Tenant shall emit any electromagnetic interference, Tenant shall immediately discontinue use of such installations until such electromagnetic interference is eliminated to Landlord’s satisfaction.

36. Landlord reserves the right at any time and from time to time, to rescind, alter, waive, modify, add to or delete, in whole or in part, any of these Rules and Regulations in order to protect the comfort, convenience and safety of all tenants at the Building. Tenant shall not have any rights or claims against Landlord by reason of non- enforcement of these rules and regulations against any tenant, and such non-enforcement will not constitute a waiver as to Tenant.

37. If there shall be any inconsistencies between the text of the main body of the Lease and these Rules and Regulations, the provisions of the Lease shall prevail.

EXHIBIT C

FORM OF GUARANTY

AGREEMENT AND GUARANTY

AGREEMENT AND GUARANTY (this “Guaranty”) made as of October , 2003, by [GLOBAL CROSSING HOLDINGS LTD.] [SUCCESSOR GUARANTOR], a Bermuda company with an office at Wessex House, 45 Reid Street, Hamilton, HM12, Bermuda (“Guarantor”) to 111 CHELSEA LLC, a Delaware limited liability company with an address c/o Taconic Investment Partners LLC, 111 Eighth Avenue, New York, New York 10011 (“Landlord”).

WITNESSETH:

WHEREAS:

A. Landlord has been requested by Global Crossing Telecommunications, Inc., a Michigan corporation with an address at 1080 Pittsford-Victor Road, Pittsford, New York 14534 (“Tenant”), to enter into an Agreement of Lease, dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would hire and rent from Landlord a portion of the second (2nd) floor, as more particularly described in the Lease (the “Premises”), in the building known as 111 Eighth Avenue, New York, New York.

B. Guarantor owns, directly or indirectly, all of the issued and outstanding stock of Tenant, and will derive substantial benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by Guarantor:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined have the meanings assigned to them in the Lease. For purposes of this Guaranty, the term “Governmental Authorities” shall, supplementing and in addition to the definition of such term in the Lease, be deemed to include Bermuda, a dependency of the United Kingdom, and any political subdivision, agency, department, commission, board, bureau or instrumentality thereof, now existing or hereafter created, having jurisdiction over Guarantor.

2. COVENANTS OF GUARANTOR

(a) Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Fixed Rent, Additional Rent and all other sums and charges payable by Tenant under the Lease, and (ii) the full and timely performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If an Event of Default shall occur under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to

Landlord when due all Fixed Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to the Lease or under applicable Legal Requirements.

(b) Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Fixed Rent, Additional Rent and any other sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon the Lease or any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound in any jurisdiction by a judgment in any Action by Landlord against Tenant, as if Guarantor were a party to such Action, even though Guarantor is not joined as a party in such Action.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL

(a) This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance.

(b) If the Lease is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease during any renewal, extension or holdover period.

(c) This Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications or amendments of the Lease, (ii) any releases or discharges of Tenant other than the complete satisfaction and/or full release and complete discharge of all of the Obligations, (iii) any extension of time that may be granted by Landlord to Tenant, (iv) any assignment or transfer of all of any part of Tenant’s interest under the Lease, (v) any subletting of the Premises, (vi) any changed or different use of the Premises, (vii) any other dealings or matters occurring between Landlord and Tenant, (viii) the taking by Landlord of any additional guarantees from other persons or entities, (ix) the releasing by Landlord of any other guarantor, (x) Landlord’s release of any security provided under the Lease, or (xi) Landlord’s failure to perfect any landlord’s lien or other security interest available under applicable Legal Requirements. Guarantor hereby consents, prospectively, to Landlord’s taking or entering into any or all of the foregoing actions.

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4. WAIVERS OF GUARANTOR

(a) Guarantor waives (i) notice of acceptance of this Guaranty, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Tenant in the payment of Fixed Rent, Additional Rent or other charges, or of any other defaults by Tenant under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, and (v) any requirement that Landlord protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any other Person or any collateral.

(b) Guarantor waives trial by jury of any and all issues arising in any Action upon, under or in connection with this Guaranty, the Lease, the Obligations, and any and all negotiations or agreements in connection therewith.

5. SUBROGATION. Until such time as the Obligations shall be satisfied in full, Guarantor waives and disclaims any claim or right against Tenant by way of subrogation or otherwise in respect of any payment that Guarantor may be required to make hereunder, to the extent that such claim or right would cause Guarantor to be a “creditor” of Tenant for purposes of the United States Bankruptcy Code (11 U.S.C. §101 et seq., as amended), or any other Federal, state or other bankruptcy, insolvency, receivership or similar Legal Requirement. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Bermuda, is duly qualified to do business in each jurisdiction where the conduct of its business requires such qualification and has full requisite corporate power and authority to enter into and perform its obligations under this Guaranty. Guarantor’s principal offices are located at the address set forth in the opening paragraph of this Guaranty.

(b) The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene applicable Legal Requirements or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

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(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required for the due execution, delivery and performance by Guarantor of this Guaranty.

(d) This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

(e) There is no action, suit or proceeding pending or threatened against or otherwise affecting Guarantor before any court or other Governmental Authority or any arbitrator which may adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(f) Guarantor owns, directly or indirectly, all of the issued and outstanding stock of Tenant.

(g) Guarantor has reviewed and approved the Lease and each of the documents, agreements and instruments executed and delivered in connection with the Lease.

(h) All necessary consents, approvals and authorizations, if any, to the execution and delivery of this Guaranty and to the transactions contemplated hereby, of each of (i) the United States Bankruptcy Court for the Southern District of New York in the consolidated cases entitled Global Crossing Ltd, et al., Case No. 02-40188 (REG) et seq., and (ii) Singapore Technologies Telemedia PTE Ltd. (“STT”), a party to the Purchase Agreement, dated as of August 9, 2002, among STT, Guarantor and Global Crossing Ltd., among others, have been duly obtained, and no consents or approvals of any other parties are or will be necessary in connection therewith.

(i) (i) The Lease constitutes a transaction entered into in the ordinary course of Tenant’s business, (ii) this Guaranty constitutes a transaction entered into in the ordinary course of Guarantor’s business, and (iii) the creditors’ committee in the Bankruptcy Case has been given the opportunity to review the Lease prior to its execution by Tenant, and this Guaranty prior to its execution by Guarantor. In reliance on the foregoing representation, and without limitation of the provisions of Section 6(h), Landlord has agreed to waive any requirement that Guarantor and/or Tenant obtain the approval of the Bankruptcy Court, and/or of any creditors’ committee or any other parties to the Bankruptcy Case other than STT, to the entering into of the Lease and/or this Guaranty.

[(j) [Successor Guarantor] is the successor to all of the assets and business of Global Crossing Holdings Ltd.]

7. NOTICES. All consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided the Lease, as follows:

(a) if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, with a copy to: Global Crossing Ltd., 200 Park Avenue, Florham Park, New Jersey 07932, Attention: Office of the General Counsel; and

(b) if to Landlord, as follows: 111 Chelsea LLC, c/o Taconic Investment Partners LLC, 111 Eighth Avenue, New York, New York 10011, Attention: Mr. Paul Pariser, with a copy to: Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention: Eric Asmundsson, Esq.; or

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to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES

(a) Guarantor hereby irrevocably (i) submits to the jurisdiction of any New York State or Federal court sitting in New York County, New York in any Action arising out of or relating to this Guaranty, and (ii) agrees that all claims in respect of such Action may be heard and determined in such New York State or Federal court. Guarantor hereby irrevocably appoints Global Crossing Ltd., 200 Park Avenue, Florham Park, New Jersey 07932, Attention: Corporate Secretary (the “Process Agent”), as its agent to receive, on behalf of Guarantor, service of copies of the summons and complaint and any other process which may be served in any such Action. Such service may be made by mailing or delivering a copy of such process to Guarantor in care of the Process Agent at the Process Agent’s address, and Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, Guarantor also irrevocably consents to the service of any and all process in any such Action by the mailing of copies of such process to Guarantor at its address specified in Section 7. Guarantor agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted under Legal Requirements.

(b) Guarantor irrevocably waives, to the fullest extent permitted by Legal Requirements, and agrees not to assert, by way of motion, as a defense or otherwise (i) any objection which it may have or may hereafter have to the laying of the venue of any such Action brought any of the courts described in Section 8(a), (ii) any claim that any such Action brought in any such court has been brought in an inconvenient forum, or (iii) any claim that Guarantor is not personally subject to the jurisdiction of any such courts. Guarantor agrees that final judgment in any such Action brought in any such court shall be conclusive and binding upon Guarantor and may be enforced by Landlord in the courts of any state, in any federal court, and in any other courts having jurisdiction over Guarantor or any of its property, and Guarantor agrees not to assert any defense, counterclaim or right of set-off in any Action brought by Landlord to enforce such judgment.

(c) Nothing in this Section 8 shall limit or affect Landlord’s right to (i) serve legal process in any other manner permitted by Legal Requirements, or (ii) bring any Action against Guarantor or its property in the courts of any other jurisdictions.

(d) Guarantor hereby irrevocably waives, with respect to itself and its property, any diplomatic or sovereign immunity of any kind or nature, and any immunity from the jurisdiction of any court or from any legal process, to which Guarantor may be entitled, and agrees not to assert any claims of any such immunities in any Action brought by Landlord under or in connection with this Guaranty. Guarantor acknowledges that the making of such waivers, and Landlord’s reliance on the enforceability thereof, is a material inducement to Landlord to enter into the Lease.

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(e) Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of New York, in order to make effective (i) the appointment of the Process Agent, (ii) the consent by Guarantor to jurisdiction of the state courts of New York and the federal courts sitting in New York County, New York, and (iii) all of the other provisions of this Section 8.

9. MISCELLANEOUS

(a) The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed and delivered by each of Landlord or its successors and assigns and Guarantor or its successors and assigns.

(b) Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. All Section references shall be deemed references to the Sections of this Guaranty. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(c) The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of October     , 2003.

GUARANTOR:

[GLOBAL CROSSING HOLDINGS LTD.]

[SUCCESSOR GUARANTOR]

By:
Name:
Title:

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STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the      day of                     , 2003, before me, the undersigned, personally appeared                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in its capacity, and that by its signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

(Affix Notarial Stamp)

EXHIBIT D

INTENTIONALLY OMITTED

EXHIBIT E

FLOOR PLAN OF THE RAMP SPACE

The floor plan that follows is intended solely to identify the general outline of the Ramp Space, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

[DEPICTION OF FLOOR PLAN]

EXHIBIT F

FORM OF LETTER OF CREDIT

[LETTERHEAD OF ISSUING BANK]

LETTER OF CREDIT DEPARTMENT

Issue Date:                              , 200

Our Number:

111 Chelsea LLC

c/o Taconic Investment Partners LLC

111 Eighth Avenue, New York, NY 10011

No.

Irrevocable Commercial Letter of Credit

Applicant: [Tenant]
Beneficiary: 111 Chelsea LLC
c/o Taconic Investment Partners LLC
111 Eighth Avenue, New York, NY 10011

Amount (U.S.): $

Expiry:	, 200
[The initial expiry date must occur at least one year after the Commencement Date.]

Gentlemen:

For the account of Applicant we hereby establish this Irrevocable Letter of Credit No.                      in your favor for an amount of up to $             effective immediately, available by your drafts at sight when accompanied by this Irrevocable Letter of Credit and Beneficiary’s statement, purportedly signed by an officer of Beneficiary or Beneficiary’s authorized managing agent, stating:

“The amount of this drawing under Irrevocable Letter of Credit No.              is being drawn pursuant to Lease dated                           200  , by and between 111 Chelsea LLC as Landlord and                                      as Tenant.”

All drafts must be marked “Drawn under                              Bank, Irrevocable Letter of Credit No.                      dated                          , 200  .”

It is a condition of this Irrevocable Letter of Credit that it shall be fully transferable by Beneficiary without any fees or charges payable by Beneficiary in connection therewith.

It is a condition of this Irrevocable Letter of Credit that it shall be automatically extended for additional periods of one year from the present or any future expiry date, unless at least thirty (30) days prior to such expiry date we notify you in writing by certified or registered mail, return receipt requested, at the above address, that we elect not to renew this Irrevocable Letter of Credit for such additional period. Upon receipt by you of such notice you may draw drafts on us at sight for an amount not to exceed the balance remaining in this Irrevocable Letter of Credit within the then applicable expiry date.

We hereby agree with you that drafts drawn under and in accordance with the terms of this Irrevocable Letter of Credit will be duly honored by us on delivery of this Irrevocable Letter of Credit and the document so specified, when presented at                              [address of Bank issuing this Letter of Credit - THIS ADDRESS MUST BE LOCATED IN NEW YORK CITY].

This credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590; provided, however, that in the event the expiry date occurs during an interruption of our business of the type described in Article 17 of such publication, then such expiry date shall be deemed to be automatically extended until the date that is five (5) days after the resumption of our business.

Authorized Signature

Exhibit B

[DEPICTION OF FLOOR PLAN]